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                                                                     EXHIBIT 3.2


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                       LIMITED LIABILITY COMPANY AGREEMENT

                                  OF ALLOY LLC

                                  by and among

                            SBC COMMUNICATIONS INC.,
                            SBC ALLOY HOLDINGS, INC.,
                             BELLSOUTH CORPORATION,
                          BELLSOUTH MOBILE DATA, INC.,
                             BSCC OF HOUSTON, INC.,
                           ACCC OF LOS ANGELES, INC.,
                            BELLSOUTH CELLULAR CORP.,
                          RAM BROADCASTING CORPORATION

                                       and

                             ALLOY MANAGEMENT CORP.

                           Dated as of October 2, 2000



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                                TABLE OF CONTENTS

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                                                     ARTICLE 1
                                                    Definitions

1.1.     Certain Definitions......................................................................................1

                                                     ARTICLE 2
                                              Newco and its Business

2.1.     Formation; Effectiveness................................................................................16
2.2.     Company Name............................................................................................16
2.3.     Term....................................................................................................16
2.4.     Filing of Certificate and Amendments....................................................................16
2.5.     Purpose and Business; Powers; Scope of Members' Authority...............................................16
2.6.     Principal Office; Registered Agent......................................................................17
2.7.     Names and Addresses of Members..........................................................................17
2.8.     Partnership Treatment...................................................................................18

                                                     ARTICLE 3
                                          Representations and Warranties

3.1.     Representations of SBC, SBC Holdings, BellSouth, the BellSouth
         Members and Manager.....................................................................................18

                                                     ARTICLE 4
                                               Transfer Restrictions

4.1.     Transfers...............................................................................................19
4.2.     Right of First Refusal..................................................................................22
4.3.     Conversions and Exchanges...............................................................................24

                                                     ARTICLE 5
                                                Management of Newco

5.1.     Management of Newco.....................................................................................24
5.2.     Compensation............................................................................................25
5.3.     Issuances of Additional Membership Units................................................................25
5.4.     Officers................................................................................................25
5.5.     Contributed Entities....................................................................................26
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                                                     ARTICLE 6
                                                      Members

6.1.     Powers of Members.......................................................................................26
6.2.     Partition...............................................................................................26
6.3.     Place of Members' Meetings..............................................................................26
6.4.     Meetings................................................................................................26
6.5.     Telephonic Meetings.....................................................................................27
6.6.     Notice of Meetings......................................................................................27
6.7.     Waivers.................................................................................................27
6.8.     Quorum..................................................................................................27
6.9.     Proxies.................................................................................................27
6.10.    Voting Power............................................................................................27
6.11.    Written Consent.........................................................................................28
6.12.    Liability...............................................................................................28
6.13.    Indemnification.........................................................................................28
6.14.    Designation of Tax Matters Member; Tax Matters..........................................................28

                                                     ARTICLE 7
                                                Additional Members

7.1.     Admission...............................................................................................29
7.2.     Acceptance of Prior Acts................................................................................30

                                                     ARTICLE 8
                                             Capital Contributions and
                                                 Capital Accounts

8.1.     Capital Contributions...................................................................................30
8.2.     LLC Units...............................................................................................30
8.3.     Status of Capital Contributions.........................................................................30
8.4.     Capital Accounts........................................................................................31
8.5.     Interest at the Contribution Closing....................................................................31
8.6.     Contribution of Proceeds of Issuance of Shares..........................................................32
8.7.     No Withdrawals..........................................................................................32

                                                     ARTICLE 9
                                                    Allocations

9.1.     Allocation Rules........................................................................................33
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                                                    ARTICLE 10
                                                   Distributions

10.1.    Distributions...........................................................................................35
10.2.    Limitations on Distributions............................................................................36

                                                    ARTICLE 11
                                               Wireless Acquisitions

11.1.    Initial Member Acquisition of Wireless Business.........................................................36
11.2.    Disposition of Acquired Wireless Business...............................................................36
11.3.    Fair Market Value.......................................................................................38
11.4.    Acquisitions Prior to the Contribution Closing..........................................................39

                                                    ARTICLE 12
                                 Operating Agreements; Budgets; Financial Reports

12.1.    Ancillary Agreements; Exclusivity.......................................................................40
12.2.    Network Preferences.....................................................................................40
12.3.    Volume Discounts........................................................................................41
12.4.    Initial Member Change of Control........................................................................41
12.5.    Competition.............................................................................................41
12.6.    Budgets.................................................................................................41
12.7.    Financial Reports.......................................................................................41
12.8.    Books and Records.......................................................................................42
12.9.    Additional Service Territories..........................................................................42
12.10.   Standstill..............................................................................................43
12.11.   Payment of Debt.........................................................................................44
12.12.   External Debt...........................................................................................44
12.13.   Tower Transaction.......................................................................................45
12.14.   Crown Castle Stock......................................................................................46

                                                    ARTICLE 13
                                     Marketing, and New Products and Services

13.1.    Generally...............................................................................................46
13.2.    Newco Products and Services and Marks...................................................................46

                                                    ARTICLE 14
                                               Intellectual Property

14.1.    License Grants by Initial Members.......................................................................46
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14.2.    Third Party License Grants by Newco.....................................................................47
14.3.    Patents, Trade Secret, Copyright, Technology and Know-How Cross-Licenses................................47
14.4.    Future Development......................................................................................47

                                                    ARTICLE 15
                                         Termination of Newco; Liquidation
                                            and Distribution of Assets

15.1.    No Dissolution..........................................................................................47
15.2.    Events Causing Dissolution..............................................................................47
15.3.    Winding Up..............................................................................................48
15.4.    Distribution Upon Liquidation...........................................................................49
15.5.    Claims of the Members...................................................................................50

                                                    ARTICLE 16
                                              Withdrawal of a Member


16.1.    Withdrawal of a Member..................................................................................50
16.2.    Effect of Withdrawal....................................................................................50

                                                    ARTICLE 17
                                     Exchange of LLC Units; Pre-emptive Rights

17.1.    Exchange of LLC Units...................................................................................50
17.2.    Combinations and Subdivisions...........................................................................52
17.3.    Distributions...........................................................................................52
17.4.    Preemptive Rights.......................................................................................53

                                                    ARTICLE 18
                                               Additional Agreements

18.1.    Maintenance of Ultimate Parent Entity as a Party........................................................54
18.2.    Certificates............................................................................................54
18.3.    Miscellaneous...........................................................................................55
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                                    Exhibits

Exhibit A         BellSouth Marks
Exhibit B         SBC Marks
Exhibit C         Initial Business Plan


                                    Schedules

Schedule 8.1(a)   Ownership
Schedule 11.4     Specified Auctions

                  THIS LIMITED LIABILITY COMPANY AGREEMENT OF ALLOY LLC (this "Agreement") is entered into as of October 2, 2000, by and among SBC, SBC Holdings, BellSouth, BellSouth Mobile Data, BSCC of Houston, ACCC, BellSouth Cellular, RAM and Manager.

                  WHEREAS, SBC, BellSouth and Newco have entered into an Amended and Restated Contribution and Formation Agreement dated as of April 4, 2000 (as such agreement may be amended and restated from time to time, the "Contribution Agreement") providing for, among other things, the contribution of certain assets to Newco and the conditions to such contributions;

                  WHEREAS, the respective boards of directors of each of Manager, SBC, SBC Holdings, BellSouth and the BellSouth Members have approved this Agreement;

                  WHEREAS, upon consummation of the transactions pursuant to the Contribution Agreement, SBC Holdings, the BellSouth Members and Manager will Beneficially Own Percentage Interests constituting all of the LLC Units in Alloy LLC, a limited liability company organized under the laws of Delaware ("Newco");

                  WHEREAS, the continued effectiveness of this Agreement is a condition to the consummation of the Contribution Closing; and

                  WHEREAS, the Parties hereto desire to make certain representations, warranties, covenants and agreements as provided in this Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:


                                    ARTICLE 1
                                   Definitions

                  1.1. Certain Definitions. (a) For the purposes of this Agreement, the following terms shall have the following meanings:

                  "ACCC" shall mean ACCC of Los Angeles, Inc., a California corporation.

                  "Acquired Wireless Business" shall have the meaning set forth in Section 11.2.

                  "Acquiring Entity" shall mean the Entity acquiring voting securities of SBC or BellSouth, as the case may be in a transaction or series of transactions which constitute a Change of Control.

                  "Acquiring Initial Member" shall have the meaning set forth in
Section 11.2(a).

                  "Acquisition Agreement" shall have the meaning set forth in
Section 15.3(d)(ii).

                  "Act" shall mean the Delaware Limited Liability Company Act, as amended.

                  "Additional Member" shall have the meaning set forth in
Section 7.1.

                  "Advanced Services" shall mean high speed services, such as ADSL (but not cable modems), which enable users to originate and receive high quality voice and data services.

                  "Affiliate" shall mean with respect to any Person, any Person directly or indirectly Controlling, Controlled by, or under Common Control with such other Person at any time during the period for which the determination of affiliation is being made.

                  "Agency Agreements" shall mean collectively, the Wireline Agency Agreements and the Wireless Agency Agreements.

                  "Agent" or "Agency" shall mean a relationship in which a Person sells, directly or indirectly, any Telecom Services on behalf of another Person (the "Principal") to a third-party customer on a commission or other fee basis where the Principal is the provider of the Telecom Services being sold and establishes the retail price for such services.

                  "Agreement" shall have the meaning set forth in the Preamble.

                  "Ancillary Agreements" shall mean, collectively, the Agency Agreements, Intellectual Property License Agreement, Registration Rights Agreement, the Resale Agreements, the Stockholders' Agreement, the Management Agreement, Transition Marks Agreement and Transition Services Agreement, in each case substantially in the form attached as an Exhibit to the Contribution Agreement.

                  "Auction" shall have the meaning set forth in Section 11.4(a).

                  "Auction Notice" shall have the meaning set forth in Section 11.4(a).

                  "Bank of America Debt" shall mean the debt issued under the Credit Agreement.

                  "Bank of America Repayment Notice" shall have the meaning set forth in Section 12.12(c).

                  "Bankruptcy and Equity Exception" shall have the meaning set forth in Section 3.1(b).

                  A Person shall be deemed the "Beneficial Owner", and to have "Beneficial Ownership" of, and to "Beneficially Own," any securities as to which such Person is or may be deemed to be the beneficial owner pursuant to Rule 13d-3 and 13d-5 under the Exchange Act, as such rules are in effect on the date of this Agreement, as well as any securities as to which such Person has the right to become Beneficial Owner (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that no Initial Member shall be deemed the "Beneficial Owner" or to have "Beneficial Ownership" of, or to "Beneficially Own," any LLC Units or Shares owned by the other Initial Member solely by virtue of the rights set forth in this Agreement. For purposes of this Agreement, in determining any Person's percentage Beneficial Ownership of the Total Outstanding Shares, any shares of Public Common Stock which are not actually outstanding but which may be acquired upon exchange of outstanding LLC Units shall be excluded from the determination.

                  "BellSouth" shall mean BellSouth Corporation, a Georgia corporation.

                  "BellSouth Additional Subsidiary" shall have the meaning set forth in the Contribution Agreement.

                  "BellSouth Additional Subsidiary Towers" shall mean the lease space used by the BellSouth Additional Subsidiary for its antennas, microwave dishes and related equipment and any other wireless equipment located together with the land surrounding such towers other than any such leases, and/or equipment subject to the BellSouth Transaction (as defined in Schedule 4.2 to the Contribution Agreement).

                  "BellSouth Affiliate" shall have the meaning set forth in
Section 12.12(d).

                  "BellSouth Carolina" shall mean BellSouth Carolinas PCS, L.P., a Delaware limited partnership.

                  "BellSouth Cellular" shall mean BellSouth Cellular Corp., a Georgia corporation.

                  "BellSouth Debt" shall have the meaning set forth in Section 12.11.

                  "BellSouth Marks" shall mean the trademarks, trade names, service marks, logos, brands, domain names and other marks of BellSouth set forth on Exhibit A hereto, and all variants and derivatives thereof.

                  "BellSouth Members" shall mean, collectively, BellSouth Mobile Data, BSCC of Houston, ACCC, BellSouth Cellular and RAM, and their respective successor companies.

                  "BellSouth Mobile Data" shall mean BellSouth Mobile Data, Inc., a Georgia corporation.

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                  "BellSouth Obligations" shall have the meaning set forth in
Section 18.3(p)(ii).

                  "Bid" shall have the meaning set forth in Section
15.3(d)(iii).

                  "Book Value," with respect to any asset, shall mean its adjusted basis for U.S. federal income tax purposes, except that the initial Book Value of any asset contributed by a Member to Newco shall be an amount equal to the fair market value of such asset, as determined by the Manager, and the Book Value of any asset shall thereafter be adjusted in a manner consistent with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for Revaluations and for the Depreciation taken into account with respect to such asset.

                  "BSCC of Houston" shall mean BSCC of Houston, Inc., a Texas Corporation.

                  "Budget" shall have the meaning set forth in the definition of Business Plan.

                  "Built-in Gain or Loss" shall mean the difference between the fair market value and tax basis of any property contributed to Newco at the time of such contribution.

                  "Business" shall mean (a) the acquisition, development, ownership and operation of businesses engaged in the Domestic provision of mobile wireless voice and data services utilizing radio frequencies licensed by the FCC for the provision of Cellular Service, PCS Service, Wireless Data Service, Satellite Services, Part 27 Service and Paging Services in Puerto Rico and the U.S. Virgin Islands, (b) business activities customarily ancillary to the provision of any of the foregoing services, and (c) the provision of a Package.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

                  "Business Plan" shall mean the set of detailed one-year and more general five-year plans and projections with respect to Newco. Each Business Plan shall contemplate, among other matters: (a) the markets to be covered; (b) the activities of Newco; (c) amounts that must be invested or otherwise contributed to Newco by its members, whether as capital contributions or loans, during the calendar year following that of the approval of the Business Plan, as well as the estimate for the four years immediately following; and (d) the rates of return and profitability that are expected to be obtained by Newco. The Business Plan shall include, among other matters: (i) market and feasibility studies; (ii) financial and market projections and schedules; (iii) projected balance sheets and financial statements; (iv) projected cash flow; (v) human resources plan; (vi) projected rates of return; (vii) timetables of additional investments and other contributions and (viii) an annual budget including, among other things, anticipated revenues, expenditures (capital and operating) and cash requirements of Newco for the following year (the "Budget"). The initial Business Plan is attached as Exhibit C.

                  "Capital Account" when used with respect to any Member shall mean the capital account maintained for such Member in accordance with Section 8.4, as said capital account may

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be increased or decreased from time to time pursuant to the terms of Section
8.4(a). The initial Capital Accounts shall be determined in accordance with
Section 8.1(a).

                  "Capital Contribution," when used with respect to any Member, shall mean the amount of capital contributed by such Member to Newco in accordance with this Agreement.

                  "Cellular Service" shall mean mobile wireless voice and data service provided pursuant to licenses issued by the FCC pursuant to Subpart H of
Part 22 of the FCC Rules and all mobile voice and data services reasonably ancillary thereto.

                  "Certificate of Formation" shall mean the Certificate of Formation of Newco filed pursuant to the Act with the Secretary of State of the State of Delaware, as the same may hereafter be amended and/or restated from time to time.

                  "Change of Control" shall mean, with respect to any Initial Member, any transaction or series of transactions, occurring after the date that it becomes subject to this Agreement, pursuant to which any Person becomes the Beneficial Owner of Voting Securities of such Initial Member resulting in such Person having the power to cast at least 50% of the votes entitled to be cast in elections of directors (or similar officials) of such Initial Member.

                  "Class B Triggering Event " shall have the meaning set forth in the Manager Certificate.

                  "Closing Date" shall mean the date of the Contribution
Closing.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Communications Act" shall mean the Communications Act of 1934, as amended or any successor statute thereto.

                  "Contracts" shall mean all agreements, contracts, leases and subleases, purchase orders, arrangements, commitments, non-governmental licenses, notes, mortgages, indentures or other obligations.

                  "Contribution Agreement" shall have the meaning set forth in the Recitals.

                  "Contribution Closing" shall mean the Closing (as defined in the Contribution Agreement).

                  "Control" (including the correlative meanings of the terms "Controlled by" and "under Common Control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

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                  "CPE" shall mean customer-provided equipment.

                  "Credit Agreement" shall mean the Credit Agreement dated as of April 30, 1998 among BellSouth Carolina, Bank of America, N.A. and the other agents and lenders named therein.

                  "Crown Castle Stock" shall mean the shares of common stock of Crown Castle International Corp., a Delaware corporation, held by Subsidiaries of the BellSouth Companies (as defined in the Contribution Agreement).

                  "Dedicated Line" shall mean an unswitched line providing user-defined, point-to-point connections or service.

                  "De Minimis Wireless Interest" shall mean an Initial Member's direct or indirect interest in a Wireless Business if (A)(i) the Initial Member does not own, directly or indirectly, more than 20% of the equity securities or more than 20% of the voting power of the outstanding Voting Securities of the Entity that includes the Wireless Business or have the right to elect or cause the election or nomination of 20% or more of the directors or persons performing similar functions in such Entity, (ii) such Entity derived more than 80% of its total consolidated revenues, in its latest four fiscal quarters, from sources other than the Wireless Business and (iii) the Initial Member has no active involvement in the management of the Wireless Business of such Entity, or (B) the Initial Member does not have Control of the Entity that includes the Wireless Business and the Wireless Business accounts for less than 5% of the total consolidated revenues of such Entity or (C) the Initial Member has an investment at cost of not more than $20 million and an equity interest of not more than 5% in such Wireless Business.

                  "Departing Member" shall have the meaning set forth in Section 16.1.

                  "Depreciation" shall mean all non-cash deductions allowable under the Code attributable to depreciation or cost recovery with respect to the assets of Newco, including any improvements made thereto and any tangible personal property located therein, or amortization of the cost of any intangible property or other assets acquired by Newco, which have a useful life exceeding one year, provided, however, that with respect to any asset of Newco whose tax basis differs from its Book Value at the beginning of any fiscal year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the depreciation, amortization or other cost recovery deduction for such period with respect to such asset for Federal income tax purposes bears to its adjusted tax basis as of the beginning of such year; provided, further, that if the Federal income tax depreciation, amortization or other cost recovery deduction for such fiscal year is zero, depreciation shall be determined by the Tax Matters Member using any method permitted by the Code.

                  "Disposition Group" shall have the meaning set forth in
Section 15.3(d)(i).


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                  "Distributable Cash" shall mean, with respect to any Fiscal
Year, the excess, if any, of (A) the sum of (x) the amount of all cash received by Newco (including any amounts allocated to its Subsidiaries) during such Fiscal Year and (y) any cash and cash equivalents held by Newco at the start of such Fiscal Year over (B) the sum of (x) all cash amounts paid or payable (without duplication) in such Fiscal Year incurred by Newco (including any amounts allocated to its Subsidiaries) and (y) the net amount of cash needs for Newco set forth in the Budget for the following Fiscal Year.

                  "Domestic" shall mean the fifty states comprising the United States of America, the District of Columbia, the U.S. Virgin Islands and the Commonwealth of Puerto Rico, but excluding all other territories and possessions of the United States of America.

                  "Election Notice" shall have the meaning set forth in Section 4.2(b).

                  "Entity" shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, business trust, joint stock company, joint venture organization, entity or business.

                  "Excepted Cash Issuances" shall have the meaning set forth in
Section 17.4(d).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Executive Officer" shall mean the chief executive officer and chief financial officer, and individuals whose job requires them to report directly to any of the foregoing Persons.

                  "Exiting Initial Member" shall have the meaning set forth in
Section 4.1(f).

                  "Fair Market Value" shall mean, with respect to any asset, as of the date of determination, the cash price at which a willing seller would sell, and a willing buyer would buy, each being apprised of all relevant facts and neither acting under compulsion, such asset in an arm's length, negotiated transaction with an unaffiliated third party without time constraints, determined in accordance with Section 11.3, treating the asset to be valued as if it were "Securities" as set forth in Section 11.3 and the parties disputing the Fair Market Value as the Initial Members.

                  "FCC" shall mean the Federal Communications Commission or the successor agency thereof.

                  "FCC Rules" shall mean any applicable rules and regulations of the FCC.

                  "Fiscal Year" shall mean the fiscal year of Newco, which shall be the period commencing on January 1 in any year and ending on December 31 in such year, or such other fiscal year that the Manager shall determine is required under the Code.


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                  "GAAP" shall mean United States generally accepted accounting principles.

                  "Governmental Entity" shall mean any governmental or regulatory authority, court, agency, commission, body or other similar entity.

                  "ILEC" shall have the meaning set forth in Section 12.9.

                  "Indebtedness" shall mean, with respect to any Person, (i) all indebtedness and obligations of or assumed by such Person in respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person, but which is secured by a Lien on any asset of such Person) or evidenced by a promissory note, bond, debenture, letter of credit reimbursement agreement or other written obligations to pay money for money borrowed; (ii) any indebtedness or obligation of others secured by a Lien on any asset of such Person, whether or not such indebtedness or obligation is assumed by such Person; (iii) any guaranty, endorsement, suretyship or other undertaking pursuant to which such Person may be liable on account of any obligation of any third party other than a Subsidiary of such Person; (iv) indebtedness for the deferred purchase price of property or services; (v) obligations of such Person incurred in connection with entering into a lease which, in accordance with GAAP, should be capitalized; (vi) payments to be made pursuant to Section 2.11 of the Contribution Agreement; and (vii) the similar indebtedness or obligations of a partnership or joint venture in which such Person is a general partner or joint venturer.

                  "Indemnified Parties" shall have the meaning set forth in
Section 6.13.

                  "Initial Member" shall mean each of SBC or BellSouth and their respective successors to all of their respective rights and obligations hereunder who are admitted as a Member of Newco pursuant to Section 4.1(f) of this Agreement.

                  "Intellectual Property" shall have the meaning set forth in
Section 14.3.

                  "IPO" shall mean a Transfer of Public Common Stock to underwriters in connection with an underwritten public offering of such Public Common Stock that (i) is on a firm commitment basis registered under the Securities Act and (ii) is sold in a manner that results in a broad distribution of such Public Common Stock, with such distribution certified to Newco by the lead or managing underwriter or underwriters in any such offering.

                  "IPO Date" shall mean the date on which the IPO is consummated.

                  "ISP Service" shall mean a service that provides user access to the Internet.

                  "JLL Member" shall have the meaning set forth in Section 12.12(b).

                  "JLL Repayment Notice" shall have the meaning set forth in
Section 12.12(b).

                  "Joint Billing Customers" shall mean customers of Initial Member's Wireless Services who are billed for such Wireless Services together with any other products or services offered by such Initial Member or its Affiliates.

                  "Law" shall mean any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, franchise, license or permit of any Governmental Entity.

                  "Lien" shall mean any mortgage, pledge, lien, deed of trust, hypothecation, claim, security interest, title defect, encumbrance, burden, tax lien (as used in Section 6321 of the Code, and the rules and regulations promulgated thereunder or similarly by any state, local, or foreign tax authority), charge, or other similar restriction, title retention agreement, option, easement, covenant, encroachment or other adverse claim.

                  "LLC Interest" shall mean a Member's entire limited liability company interest in Newco at any particular time, including such Member's share of the profits and losses of Newco and right to receive distributions of Newco's assets, and all other benefits to which a Member may be entitled, all in accordance with the provisions of this Agreement and the Act, together with the obligations of such Member to comply with all the terms and provisions of this Agreement. The LLC Interests constitute one class of limited liability company interest in Newco.

                  "LLC Unit" means a fractional, undivided share of the LLC Interests of all Members issued pursuant hereto. As of the Contribution Closing, there shall be 2,000,000,010 LLC Units outstanding.

                  "Manager" shall mean Alloy Management Corp., a Delaware corporation, and any other successor Manager selected in accordance with the terms hereof. Manager shall be a "manager" of Newco within the meaning of
Section 18-101(10) of the Act.

                  "Manager Certificate" shall mean the Certificate of Incorporation of Manager, as in effect from time to time.

                  "Member" shall initially mean each of SBC, SBC Holdings, BellSouth, the BellSouth Members and Manager, and shall include thereafter their respective successors and permitted assigns, and any other members admitted to Newco in accordance with Section 7.1.

                  "Member-Funded Debt" shall mean any non-recourse debt of Newco which is loaned or guaranteed by any Member and/or is treated as "partner non-recourse debt" under Section 1.704-2(b)(4) of the Treasury Regulations.

                  "Member Common Stock" shall mean the Class B Common Stock, par value $0.01 per share, of Manager.

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                  "Members' Meeting" shall have the meaning set forth in Section
6.3.

                  "Minimum Gain" shall mean an amount equal to the excess of the principal amount of debt, for which no Member is liable ("non-recourse debt"), secured by Newco Assets, over the adjusted basis of such Newco Assets which represents the minimum taxable gain which would be recognized by Newco if the non-recourse debt were foreclosed upon and the Newco Assets were transferred to the creditor in satisfaction thereof, and which is referred to as "minimum gain" in Treasury Regulations Section 1.704-1(b)(4)(iv). A Member's share of Minimum Gain shall be determined pursuant to the above-cited Treasury Regulations.

                  "Network Services" shall mean Telephone Exchange Service, Exchange Access Service, Private Line Service, ISP Service, InterLATA Services and Dedicated Lines. For the purpose of this definition, the term Exchange Access Service shall have the meaning set forth in Section 3 of the Communications Act.

                  "Newco" shall have the meaning set forth in the Recitals.

                  "Newco Assets" shall mean all right, title and interest of Newco in and to all or any portion of the assets of Newco and any property (real or personal) or estate acquired in exchange therefor or in connection therewith.

                  "Newco Marks" shall have the meaning set forth in Section
13.2.

                  "Newco Products and Services" shall mean the creation and provision by Newco of Wireless Services, including wireless voice and data services in a Package with Network Services and products, on the local, regional and national level and any activities related thereto.

                  "Non-Exiting Initial Member" shall have the meaning set forth in Section 4.1(f).

                  "Objection Date" shall have the meaning set forth in Section 12.6.

                  "Officers" shall mean the Executive Officers of Newco and such other officers of Newco as shall from time to time be appointed by the Manager until such time as any such Officer is removed in accordance with the terms of his or her appointment.

                  "Order" shall have the meaning set forth in Section 12.9.

                  "Original Appraisers" shall have the meaning set forth in
Section 11.3(a).

                  "Package" shall mean the marketing, sale, resale, or any other mode of selling a package of services, comprised of (x) one or more of Cellular Service, PCS Service, Wireless Data Service and/or Part 27 Service, and business activities customarily ancillary to the provision of any of the foregoing services, in combination, whether for a single price or otherwise, with (y) any other Telecom Service (or other product or service) of a third party (which may be provided by SBC, BellSouth or their respective Subsidiaries and Affiliates).

                  "Paging Service" shall mean the provision of Domestic one and two-way paging and radiotelephone service pursuant to licenses issued by the FCC pursuant to Subpart E of Part 22 of the FCC Rules and Subpart P of Part 90 of the FCC Rules and all one- and two-way paging and radiotelephone services reasonably ancillary thereto.

                  "Part 27 Service" shall mean mobile wireless voice and data service provided pursuant to licenses issued by the FCC pursuant to Part 27 of the FCC Rules and all mobile voice and data services reasonably ancillary thereto, other than with respect to the provision of multi- channel video programming service and data services reasonably ancillary thereto.

                  "Parties" shall initially mean SBC, BellSouth and Manager and shall thereafter include any other Person executing a counterpart of this Agreement.

                  "PCS Service" shall mean mobile wireless voice and data service provided pursuant to licenses issued by the FCC pursuant to Part 24 of the FCC Rules regardless of the frequency block designated by the FCC under 47 C.F.R. ss. 24.229 and all mobile voice and data services reasonably ancillary thereto.

                  "Percentage Interest" shall mean a Member's aggregate economic percentage interest in Newco as determined by dividing the number of LLC Units owned by such Member by the number of LLC Units then owned by all Members. The Percentage Interests Beneficially Owned by the Initial Members as of the date hereof are set forth in Section 8.5. Both SBC and BellSouth will be deemed to directly have a zero (0) Percentage Interest as of the Contribution Closing.

                  "Permitted Transferee" shall mean a permitted transferee under
Section 4.1(a) or Section 4.1(f).

                  "Person" shall mean any natural person or Entity.

                  "Private Line Service" shall mean a leased line between customer specified points that does not include any switched service.

                  "Profits" and "Losses" shall mean, for each Fiscal Year, the net income or net loss (including capital gains and losses), respectively, of Newco determined for each Fiscal Year in accordance with the accounting method followed for Federal income tax purposes provided that for purposes of computing Profits and Losses, (i) depreciation, amortization and cost recovery deductions shall be deemed equal to Depreciation and gains or losses shall be determined by reference to Book Value rather than tax basis; (ii) there shall be taken into account any tax- exempt income of Newco; (iii) any expenditures of Newco which are described in Section 705(a)(2)(B) of the Code or which are deemed to be described in Section 705(a)(2)(B) of the

Code pursuant to the Treasury Regulations under Section 704(b) of the Code shall be treated as deductible expenses; (iv) items of gross income or deductions allocated pursuant to Section 9.1(d) shall be excluded from the computation of Profits and Losses; (v) there shall be taken into account any separately computed items under Section 702(a) of the Code; and (vi) if the Book Value of any Newco Asset is adjusted pursuant to the definition thereof, the amount of such adjustment shall be taken into account in the taxable year of adjustment as gain or loss from the disposition of such asset for purposes of computing Profit and Loss.

                  "Proprietary Rights" shall mean all patent rights, copyright rights, trademark rights, trade secret rights and other intellectual property or proprietary rights in the United States.

                  "PSTN" shall mean public switched telephone network.

                  "Public Common Stock" shall mean the Class A common stock, par value $0.01 per share, of Manager.

                  "Qualified Investment Banking Firm" means any firm engaged in providing corporate finance, merger and acquisition, and business valuation services and deriving revenues therefrom of at least $100 million during its last completed fiscal year, but excluding, however, any firms which received more than $1,000,000 in fees during the preceding twenty-four (24) calendar months from any Initial Member or their respective Affiliates and any firms selected by any Initial Member.

                  "Qualified Issuance" shall have the meaning set forth in
Section 17.4(a).

                  "RAM" shall mean RAM Broadcasting Corporation, a New York corporation.

                  "Registration Rights Agreement" shall mean the Registration Rights Agreement among SBC, BellSouth and Manager, substantially in the form to be entered into in accordance with the Contribution Agreement.

                  "Resale" shall have the meaning specified in the Resale Agreements.

                  "Resale Agreements" shall mean the agreements between Newco and each of SBC and BellSouth, as Resellers of Wireless Services outside of their respective Service Territories to be entered into in accordance with the terms of the Contribution Agreement.

                  "Reseller" shall mean any Person that purchases Telecom Services from another Person to be sold directly or indirectly on its own account to a customer where the Person from which such services are purchased holds FCC Licenses (as defined in the Contribution Agreement) relating to the services being sold.

                  "Resolving Appraiser" shall have the meaning set forth in
Section 11.3(b).

                  "Revaluation" shall have the meaning set forth in Section 8.4(a).

                  "ROFR Termination Date" shall have the meaning set forth in
Section 4.2(c).

                  "Satellite Services" shall mean mobile wireless voice and data services (other than multi-channel video services and data services reasonably ancillary thereto) provided via fixed or non-geostationary satellite, directly or indirectly pursuant to licenses issued by the FCC pursuant to Part 25 of the FCC Rules and all mobile wireless voice and data services reasonably ancillary thereto that are also provided via fixed or non-geostationary satellite.

                  "SBC" shall mean SBC Communications Inc., a Delaware corporation.

                  "SBC Debt" shall have the meaning set forth in Section 12.11.

                  "SBC Debt Threshold" shall have the meaning set forth in
Section 12.11.

                  "SBC Holdings" shall mean SBC Alloy Holdings, Inc., a Delaware corporation.

                  "SBC Marks" shall mean the trademarks, trade names, service marks, logos, brands, domain names and other marks of SBC set forth on Exhibit B hereto, and all variants and derivatives thereof.

                  "SBC Obligations" shall have the meaning set forth in Section 18.3(p)(i).

                  "Securities" shall mean the LLC Units and the Shares.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Service Territory" shall mean, in the case of SBC, the states of California, Nevada, Connecticut, Texas, Missouri, Arkansas, Oklahoma, Kansas, Illinois, Indiana, Ohio, Michigan and Wisconsin and shall mean, in the case of BellSouth, the states of Georgia, Florida, South Carolina, North Carolina, Alabama, Mississippi, Kentucky, Louisiana and Tennessee, together, in each case, with such additional Service Territories determined in accordance with Section 12.9.

                  "Shares" shall mean shares of all classes or series of common stock of the Manager, including the Public Common Stock and the Member Common Stock.

                  "Specified Auctions" shall have the meaning set forth in
Section 11.4(a).

                  "SpectraSite Agreement" shall have the meaning set forth in
Section 12.13(a).

                  "Stockholders Agreement" shall have the meaning set forth in the Contribution Agreement.

                  "Subsidiary" shall mean, as to any Person, any Person (i) of which such Person directly or indirectly owns securities or other equity interests representing fifty percent or more of the aggregate voting power, (ii) of which such Person possesses fifty percent or more of the right to elect directors or Persons holding similar positions or (iii) which such Person Controls directly or indirectly through one or more intermediaries.

                  "Tax Matters Member" shall have the meaning set forth in
Section 6.14.

                  "Telecom Services" shall mean any of the following products or services: (a) Advanced Services, Information Service, InterLATA Service, Telephone Exchange Service, Electronic Publishing Service, or any other Telecommunications Service (other than Cellular Service, Paging Service, PCS Service, Wireless Data Services and/or Part 27 Service); (b) all current and future ancillary services offered in conjunction with any of the services listed in (a), including, but not limited to, voice mail, caller ID, call waiting, directory listing services, calling card services, toll calling plans and associated CPE and any successors thereto; (c) security services, virtual private networks and associated CPE; and (d) any product or service that emulates or replicates the foregoing utilizing an IP protocol and the PSTN (including IP telephony, IP fax, unified messaging and Internet call waiting and associated CPE). For the purpose of this definition, the terms Information Service, InterLATA Service, Telephone Exchange Service and Telecommunications Service each have the meaning set forth in Section 3 of the Communications Act and the term Electronic Publishing Service has the meaning set forth in Section 274(h) of the Communications Act.

                  "Third Party" shall mean any Person other than BellSouth, Newco, SBC, Manager or any of their respective Affiliates.

                  "Total Outstanding Shares" shall mean, from time to time, the sum of (i) the total number of Shares issued and outstanding, excluding any treasury shares and (ii) the total number of LLC Units outstanding, excluding any LLC Units Beneficially Owned by Manager.

                  "Transfer" shall mean any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, or other disposition or encumbrance, of any beneficial or economic interest in any LLC Units or Shares, including those by operation or succession of law, merger or otherwise, but a Change in Control of an Initial Member shall not be deemed to be a Transfer.

                  "Transfer Agent" shall have the meaning specified in the Manager Certificate.

                  "Transfer Notice" shall have the meaning set forth in Section 4.2(a).

                  "Transferred Securities" shall have the meaning set forth in
Section 4.2(a).

                  "Treasury Regulations" shall mean the regulations promulgated under the Code, as such regulations are in effect on the date hereof.

                  "Ultimate Parent Entity" shall mean, with respect to any Entity that is a Subsidiary of a Person, the Person that, directly or indirectly, Beneficially Owns at least 50% of the Voting Securities of such Subsidiary and is not a Subsidiary of any Person.

                  "Voting Securities" shall mean any securities entitled to vote in the ordinary course in the election of directors or of Persons serving in a similar governing capacity of any partnership, limited liability company or other Entity, including the voting rights attached to such securities.

                  "Winning Bidder" shall have the meaning set forth in Section 15.3(d)(iii).

                  "Wireless Agency Agreements" shall mean the Agency agreements between Newco and each of BellSouth and SBC or their respective Subsidiaries, as agents, relating to Wireless Services to be entered into at the Contribution Closing in accordance with the terms of the Contribution Agreement.

                  "Wireless Business" shall mean a business engaged in the provision of mobile wireless voice and data services utilizing radio frequencies licensed by the FCC for the provision of Cellular Service, PCS Service, Wireless Data Service, Paging Service in Puerto Rico and the U.S. Virgin Islands, Satellite Services and Part 27 Service.

                  "Wireless Business Offer Notice" shall have the meaning set forth in Section 11.2(a).

                  "Wireless Data Service" shall mean the provision of Domestic Wireless data service pursuant to licenses issued by the FCC pursuant to Subpart E and H of Part 22 of the FCC Rules and Subpart S of Part 90 of the FCC Rules and all messaging and data services customarily ancillary thereto.

                  "Wireless Services" shall mean the mobile wireless and data products offered by a Wireless Business.

                  "Wireline Agency Agreements" shall mean the Agency agreements between Newco, as agent, and each of BellSouth and SBC, or their respective Subsidiaries, relating to Telecom Services entered into at the Contribution Closing in accordance with the terms of the Contribution Agreement.

                  "Withdrawal Event" shall have the meaning set forth in Section 16.1.

                  (b) Except as expressly provided herein, whenever in this Agreement there shall be a reference to any Law or Governmental Entity, such reference shall be deemed to also refer to any successor thereof, and whenever in this Agreement there shall be a reference to any Ancillary Agreement or this Agreement, such reference shall be deemed to refer to such agreement as it may be amended from time to time.

                                    ARTICLE 2
                             Newco and its Business

                  2.1. Formation; Effectiveness. Newco has been formed as a limited liability company under the provisions of the Act by the filing of the Certificate of Formation with the Secretary of State of the State of Delaware. Pursuant to Section 18-201(d) of the Act, this Agreement shall become effective upon execution by all of the Parties hereto.

                  2.2. Company Name. The business of Newco initially shall be conducted in the State of Delaware under the name Alloy LLC and under such name or such assumed names as the Manager deems necessary or appropriate to comply with the requirements of any other jurisdiction in which Newco may be required to qualify.

                  2.3. Term. The term of Newco shall continue in full force and effect until it is dissolved, wound up and terminated as hereinafter provided. The existence of Newco as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Act.

                  2.4. Filing of Certificate and Amendments. Subject to the restrictions set forth in the Manager Certificate, the Manager shall (and shall have the power and authority to) execute and file or cause to be executed and filed any required amendments to the Certificate of Formation and do all other acts requisite for the constitution of Newco as a limited liability company pursuant to the laws of the State of Delaware or any other applicable law and for enabling Newco or its Subsidiaries to conduct business in each applicable jurisdiction.

                  2.5. Purpose and Business; Powers; Scope of Members' Authority. (a) Newco shall be organized primarily for the purpose of conducting the Business, including the provision and development of the Newco Products and Services. Subject to the restrictions set forth in the Manager Certificate, Newco is empowered, subject to the specified terms of this Agreement, to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of Newco and its Subsidiaries, including, without limitation, full power and authority, directly or through its Subsidiaries or Affiliates, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop any property, and lease, sell, transfer and dispose of any property.

                  (b) Except as otherwise expressly provided in this Agreement with respect to its capacity as a Manager and notwithstanding the last sentence of Section 18-402 of the Act, no Member shall have any authority to bind or act for, or assume any obligations or responsibility on behalf of, any other Member. No Member shall, by virtue of executing this Agreement, be responsible or liable for any Indebtedness or obligation of the other Members or otherwise relating to any property or assets incurred or arising either before or after the execution of this Agreement, except as to those joint responsibilities, liabilities, indebtedness, or obligations expressly assumed by Newco as of the date of this Agreement or incurred thereafter pursuant to and as limited by the terms of this Agreement.

                  2.6. Principal Office; Registered Agent. The principal office of Newco shall be as determined from time to time by Manager. Subject to the terms hereof, Newco may change its place of business to such location or locations as may at any time or from time to time be determined by the Manager. The mailing address of Newco shall be such address as may be selected from time to time by the Manager. Newco shall maintain a registered office at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name and address of Newco's registered agent for service of process is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  2.7. Names and Addresses of Members. The names and addresses of the initial Members are as follows:

                           SBC Communications Inc.
                           175 East Houston
                           San Antonio, Texas 78205

                           Attention:  Chairman and Chief Executive Officer

                           SBC Alloy Holdings, Inc.
                           c/o SBC Communications Inc.
                           175 E. Houston
                           San Antonio, Texas  78205

                           Attention:  Chairman and Chief Executive Officer

                           BellSouth Corporation
                           1155 Peachtree Street
                           Suite 2000
                           Atlanta, Georgia  30309

                           Attention: Chief Executive Officer

                           BellSouth Mobile Data, Inc.,
                           BSCC of Houston, Inc.,
                           ACCC of Los Angeles, Inc.,
                           BellSouth Cellular Corp. and
                           RAM Broadcasting Corporation
                           c/o BellSouth Corporation
                           1155 Peachtree Street, Suite 2000
                           Atlanta, Georgia  30309

                           Attention: Chief Executive Officer

                           Alloy Management Corp.
                           1100 Peachtree Street
                           Suite 1000
                           Atlanta, Georgia  30309

                           Attention: Chief Executive Officer

                  2.8. Partnership Treatment. (a) It is intended that Newco will be treated, solely for tax purposes, as a partnership for United States federal and, to the extent permitted by applicable law, state and local income tax purposes. The Members agree to take any action requested by Newco that may be desirable to ensure that Newco is so treated. No Member shall take any action that is inconsistent with such treatment.

                  (b) As of the Contribution Closing, SBC and BellSouth are parties to this Agreement and Members solely for the purposes of making certain representations and agreements relating to the formation and operation of Newco's business and to govern certain rights and obligations between SBC and BellSouth relating to Newco and their respective indirect ownership of LLC Interests in Newco. As of the Contribution Closing, SBC and BellSouth will not have a direct interest in Newco's capital and will not have a direct interest in Newco's Profits and Losses. Accordingly, neither SBC nor BellSouth will be treated as a partner for any tax purpose as of the Contribution Closing.


                                    ARTICLE 3
                         Representations and Warranties

                  3.1. Representations of SBC, SBC Holdings, BellSouth, the BellSouth Members and Manager. As of the date hereof, each of SBC, SBC Holdings, BellSouth, each of the BellSouth Members and Manager, severally and not jointly, represents and warrants to the others that:

                  (a) it has all requisite corporate or limited liability company power and authority and has taken all corporate or limited liability company action necessary in order to execute and deliver this Agreement;

                  (b) this Agreement has been duly executed and delivered by it and is a valid and binding agreement of it enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception");

                  (c) no notices, reports or other filings are required to be made by it with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any Governmental Entity, in connection with its execution and delivery of this Agreement, except those that have been made or obtained or that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to (x) result in a Material Adverse Effect (as defined in the Contribution Agreement) on Newco or (y) prevent, materially delay or materially impair its ability to perform its obligations under this Agreement; and

                  (d) the execution, delivery and performance of this Agreement by it does not, and the consummation by it of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its certificate of incorporation or by-laws, (ii) a breach of or violation of or a default under, or the acceleration of any obligations of or the creation of a Lien on its assets (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon it or any Law or governmental or non-governmental permit or license to which it is subject or
(iii) any change in the rights or obligations of any party under any of such Contracts to which it is a party, except, in the case of clause (ii) or (iii) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to (x) result in a Material Adverse Effect (as defined in the Contribution Agreement) on Newco or (y) prevent, materially delay or materially impair its ability to perform its obligations under this Agreement.


                                    ARTICLE 4
                              Transfer Restrictions

                  4.1. Transfers. Each Member severally agrees that it shall not Transfer or permit any Transfer, in any single transaction or series of related transactions, of Securities that are Beneficially Owned by it, except
(i) with the written consent of each Member that Beneficially Owns in excess of 10% of the Total Outstanding Shares or (ii) a Transfer by SBC or BellSouth that complies with any of the following subsections:

                  (a) a Transfer of all or any such Securities to its Ultimate Parent Entity or one or more of its or its Ultimate Parent Entity's wholly owned Subsidiaries (but in no event may more than five Subsidiaries of any Ultimate Parent Entity own Securities at the same time) all of the Voting Securities and all of the equity securities of which are Beneficially Owned, directly or indirectly, by it; provided that (i) contemporaneously with any such Transfer involving LLC Units any such wholly owned Subsidiary becomes a party to a counterpart of this Agreement and SBC or BellSouth, as the case may be, guarantees the performance of all obligations of any such wholly owned Subsidiary under this Agreement; (ii) such wholly owned Subsidiary agrees that it shall be bound by the obligations of SBC or BellSouth, as the case may be, under this Agreement (but shall not have any of the rights of SBC or BellSouth, as the case may be, under this Agreement except as provided in this Section 4.1 pursuant to an assignment effected in accordance with the terms hereof); and
(iii) such transfer will not result in a termination of Newco for United States Federal Income Tax purposes; provided, further, that any such wholly owned Subsidiary and SBC or BellSouth, as the case may be, shall prior to such Transfer covenant and agree with Newco and SBC or BellSouth, as the case may be, that, for so long as the wholly owned Subsidiary Beneficially Owns Securities, it shall continue to be a wholly owned Subsidiary of SBC or BellSouth, as the case may be, unless the only Securities owned by such Subsidiary are Public Common Stock;

                  (b) a Transfer of Public Common Stock to underwriters in connection with an underwritten public offering of such Public Common Stock that
(i) is on a firm commitment basis registered under the Securities Act and (ii) is sold in a manner that results in a broad distribution of such Public Common Stock, with such distribution certified to Newco by the lead or managing underwriter or underwriters in any such offering;

                  (c) a Transfer of all or any of such Securities to Newco or Manager or any Subsidiary of Newco or Manager;

                  (d) a Transfer of all or any of such Securities in a bona fide pledge of such Securities to a financial institution to secure borrowings as permitted by applicable Law, including, but not limited to the Communications Act; provided that contemporaneously with such pledge such financial institution agrees with Newco that upon any foreclosure on such pledge it shall be bound by the obligations of SBC or BellSouth, as the case may be, under this Agreement (but shall not have any of the rights of SBC or BellSouth, as the case may be, under this Agreement except as provided in this Section 4.1 pursuant to an assignment effected in accordance with the terms hereof);

                  (e) (x) at any time after the earliest of (i) an IPO Date, (ii) the first anniversary of the Closing Date if Newco, Manager, or a Subsidiary of Newco or Manager at such first anniversary does not hold licenses from the FCC to provide Cellular Services or PCS Services covering at least 90% of the U.S. population or (iii) the fourth anniversary of the Contribution Closing; or (y) as provided in Section 11.1(c), a Transfer of, in the case of clause (x), any or all, or, in the case of clause (y), all of the LLC Units or Public Common Stock Beneficially Owned by such Initial Member by way of (A) a distribution of such Public Common Stock or of all of the Voting Securities and other equity securities of a Subsidiary of such Initial Member that owns LLC Units or Public Common Stock to all of the common shareholders of a series or class (in each case widely distributed and registered under the Exchange Act) of such Initial Member or its

Ultimate Parent Entity or (B) a split-off pursuant to which each common shareholder of a series or class (in each case widely distributed and registered under the Exchange Act) of such Initial Member or its Ultimate Parent Entity is offered on the same terms the right to exchange common shares of such Initial Member or its Ultimate Parent Entity for the Public Common Stock or the stock of a Subsidiary of such Initial Member that owns LLC Units and Public Common Stock being Transferred (provided, that neither SBC nor BellSouth may effect Transfers pursuant to this Section 4.1(e) and Section 5.1(e) of the Stockholders' Agreement in the aggregate more than two times);

                  (f) (x) at any time after the earliest of (i) an IPO Date, (ii) the first anniversary of the Closing Date if Newco, Manager, or a Subsidiary of Newco or Manager at such first anniversary does not hold licenses from the FCC to provide Cellular Services or PCS Services covering at least 90% of the U.S. population or (iii) the fourth anniversary of the Contribution Closing; or (y) as provided in Section 11.1(c), a Transfer, not otherwise complying with paragraphs (a) - (e) above, of all (but not less than all) of such Securities Beneficially Owned by such Initial Member and its Ultimate Parent Entity (the "Exiting Initial Member") to any Person, after complying with all of the provisions set forth in Section 4.2; provided that contemporaneously with such Transfer (i) such Person or, if such Person is a Subsidiary of any other Person, the Ultimate Parent Entity of such Person, becomes a party to this Agreement and the Stockholders' Agreement as SBC or BellSouth, as the case may be (whereupon any reference to SBC or BellSouth, as the case may be, herein or in the Stockholders' Agreement shall be deemed to be a reference to such Person or, if applicable, its Ultimate Parent Entity), and (ii) such Person causes to be delivered to Newco a legal opinion of counsel of national standing, in form and substance reasonably acceptable to Newco and the non-Exiting Initial Member (the "Non-Exiting Initial Member"), to the effect set forth in Sections 3.1(b) and 3.1(c) that such Transfer does not result in Newco being treated as a "publicly traded partnership" for such purposes; provided, however, that if such Transfer causes a termination of Newco for United States federal income tax purposes, the Exiting Initial Member and the Non-Exiting Initial Member shall bear any cost of such termination in proportion to the amount of such Initial Member's prior Transfers pursuant to ss.ss. 4.1(a), 4.1(e) and 4.1(f) of this Agreement (but only to the extent such prior Transfers contributed towards causing such termination); provided further, however, that the obligation of any party to make a payment pursuant to the preceding proviso shall continue to apply only with respect to Transfers that occur at a time when both SBC and BellSouth continue to Beneficially Own at least one share of Class B Common Stock. In no event may LLC Units be Transferred pursuant to this Section 4.1(f) by any Initial Member that does not Beneficially Own at least 10% of the Total Outstanding Shares and at least one share of Class B Common Stock;

                  (g) (i) Manager shall take and cause its Subsidiaries to take all reasonable actions as may be reasonably necessary to approve (including, without limitation, by convening a special meeting of the holders of Shares) and complete the merger of any wholly owned Subsidiary of such Initial Member, with and into Manager, and (ii) the other Initial Member agrees to vote all Shares Beneficially Owned by it in favor of such merger; provided that (a) Manager is the surviving corporation in such merger, (b) all of the LLC Units owned of record and held by the wholly owned Subsidiary of such Initial Member to be merged into Manager are free and clear of all Encumbrances, (c) the wholly owned Subsidiary of such Initial Member to be merged into Manager has no liabilities, other than
(i) those incident to this Agreement and (ii) those for which the Initial Member provides full indemnification to Manager and that do not exceed five percent of the then current total assets of such Subsidiary, (d) the merger consideration paid to such Initial Member is identical to the consideration that would have been received if each of the LLC Units owned of record and held by such Subsidiary were exchanged pursuant to Section 17.1; (e) such merger will not be otherwise adverse to Newco except in an immaterial respect (taking into account any efforts by such Initial Member to mitigate any adverse effects on Newco); provided that for such purposes the termination of Newco for federal, state or local Tax purposes and any adverse consequences therefrom shall be deemed to be immaterial; and (f) no such merger shall be consummated until all necessary regulatory approvals have been obtained; provided, however, that if such transfer causes a termination of Newco for United States federal income tax purposes, the Exiting Initial Member and the Non-Exiting Initial Member shall bear any cost of such termination in proportion to the amount of such Initial Member's prior Transfers pursuant to ss.ss. 4.1(a), 4.1(e) and 4.1(f) of this Agreement (but only to the extent such prior Transfers contributed towards causing such termination); provided further, however, that the obligation of any party to make a payment pursuant to the preceding proviso shall continue to apply only with respect to Transfers that occur at a time when both SBC and BellSouth continue to Beneficially Own at least one share of Class B Common Stock. In no event may LLC Units be Transferred pursuant to this Section 4.1(g) by any Initial Member that does not Beneficially Own at least 10% of the Total Outstanding Shares and at least one share of Class B Common Stock. Manager will use commercially reasonable efforts to cause such merger to qualify as a reorganization within the meaning of Section 368(a) of the Code; or

                  (h) Upon a Transfer of all of the LLC Units held by an Initial Member, pursuant to Sections 4.1(c), (e), (f) or (g) such Initial Member, shall have no continuing rights or obligations under this Agreement (other than its rights under Section 12.8, in respect of books and records of Newco relating to all periods prior to the transfer of all LLC Units), but will remain subject to the terms of Ancillary Agreements to the extent provided by, and in accordance with, the express terms thereof; and provided, that the foregoing shall not relieve such Initial Member from liability for any breach of this Agreement prior to the time of such Transfer.

                  4.2.     Right of First Refusal.

                  (a) In the event that the Exiting Initial Member proposes to Transfer all of its Securities, to a specified Person on agreed terms, pursuant to Section 4.1(f) above, then, prior to Transferring such Securities (the "Transferred Securities"), the Exiting Initial Member shall promptly deliver a written notice (the "Transfer Notice") to Newco and the Non-Exiting Initial Member stating that the Exiting Initial Member proposes to Transfer the Transferred Securities. The Transfer Notice shall (i) specify the purchase price for and other material terms with respect to the sale of the Transferred Securities, (ii) identify the proposed purchaser, (iii) specify the date scheduled for the Transfer (which date shall not be less than ninety (90) days after the date the Transfer Notice is delivered), and (iv) have attached thereto a copy of such offer, and any ancillary agreements or documents, containing all of the terms and conditions on which the Transferred Securities are to be sold.

                  (b) By written notice (an "Election Notice") delivered to Newco and the Exiting Initial Member within thirty (30) days after receipt of a Transfer Notice, the Non-Exiting Initial Member shall have the right to elect to purchase all (but not less than all) of the Transferred Securities on terms and conditions no less favorable to the Exiting Initial Member than, and at the same price, set forth in the Transfer Notice, provided, that if such terms and conditions include in any material respect any non-cash assets or include any non-financial requirements which would be impracticable for the Non-Exiting Initial Member to satisfy, then the Non-Exiting Initial Member shall not be required to satisfy such terms, conditions and requirements and the purchase price for the Transferred Units will be equal to the Fair Market Value of such non-cash assets in cash; provided further, however, that if the Existing Initial Member proposes to transfer the Transferred Securities in a transaction that would qualify in whole or in part as a tax-free exchange, then the Exiting Initial Member and the Non-Exiting Initial Member shall use commercially reasonable efforts to structure the acquisition by the Non- Exiting Initial Member of the Transferred Securities to receive similar tax-free treatment.

                  (c) If the Non-Exiting Initial Member shall have duly elected to purchase the Transferred Securities, the Exiting Initial Member and the Non-Exiting Initial Member shall use reasonable efforts, including reasonable efforts to obtain all regulatory approvals and consents to consummate the closing of the purchase of the Transferred Securities as soon as practicable and in any event within one year after receipt of the Transfer Notice (the "ROFR Termination Date"), provided that, if the closing does not by then occur due to the failure to receive any required regulatory approvals or consents, the ROFR Termination Date may be extended by either the Exiting Initial Member or the Non-Exiting Initial Members until such approvals are received, but in no event for a period of more than an additional six (6) months.

                  (d) In the event that the Non-Exiting Initial Member does not elect to purchase the Transferred Securities (or fails to consummate such purchase prior to the ROFR Termination Date, as it may be extended due to failure to obtain regulatory approvals or consents), the Exiting Initial Member will be free, at any time within twelve (12) months after the ROFR Termination Date or the expiration of the time an Election Notice shall be required to be delivered without delivery thereof, as applicable, to consummate a sale of the Transferred Securities to the proposed purchaser identified in the Transfer Notice on terms not less favorable to the Exiting Initial Member than those set forth therein and at the same price; provided that the closing of the transaction contemplated by such Election Notice may be extended by the Exiting Initial Member for six (6) months in the event that any required regulatory approval or consent shall not have been obtained at such time and; provided further that the entire period from delivery of the Election Notice until closing of the transaction is not more than eighteen (18) months.

                  (e) The provisions of this Section 4.2 shall apply to subsequent Transfers by the purchaser of Transferred Securities.

                  4.3. Conversions and Exchanges. Notwithstanding anything set forth in this Agreement to the contrary, the provisions of this Article 4 shall not apply to (i) conversions of Member Common Stock or (ii) exchanges of LLC Units for Class A Common Stock in accordance with this Agreement and the Manager Certificate.


                                    ARTICLE 5
                               Management of Newco

                  5.1. Management of Newco. (a) The management of Newco shall be vested exclusively in Manager. Manager hereby acknowledges that its powers are subject to the terms of the Manager Certificate and agrees at all times to abide by the terms and conditions set forth therein. The Members, in such capacity, shall have no part in the management of Newco notwithstanding the last sentence of Section 18-402 of the Act, and shall have no authority or right to act on behalf of or bind Newco in connection with any matter, except as expressly set forth in the Act. The Manager shall serve until the Members shall determine by a unanimous vote of the LLC Units Beneficially Owned by the Initial Members at such time, to remove the Manager, and a new Manager shall be elected by a vote of the Members by a vote of a majority of the LLC Units.

                  (b) Subject to subsection (c) below and the terms of the Manager Certificate, the Manager shall have the power on behalf and in the name of Newco to carry out any and all of the objects and purposes of Newco contemplated by Section 2.5 and to perform or authorize all acts which it may deem necessary or advisable in connection therewith. The Members agree that all determinations, decisions and actions made or taken by the Manager in accordance with this Agreement shall be conclusive and absolutely binding upon Newco, the Members and their respective successors, assigns and personal representatives.

                  (c)      Without limiting the foregoing provisions of this
Section 5.1, the Manager shall have the following powers which may, subject to any limitations set forth in this Agreement, be delegated to the Officers:

                           (i)      to develop and prepare the Business Plan
each year which will set forth the operating goals and plans for Newco;

                           (ii)     to execute and deliver or to authorize the
execution and delivery of Contracts, deeds, licenses, instruments of transfer and other documents in the ordinary course of business on behalf of Newco;

                           (iii)    to employ, retain, consult with and dismiss
such personnel as may be required;

                           (iv)     to establish and enforce limits of authority
and internal controls with respect to all personnel and functions;

                           (v)      to engage attorneys, consultants,
accountants and other agents and representatives of and for Newco;

                           (vi)     to develop or cause to be developed
accounting procedures for the maintenance of Newco's books of account;

                           (vii)    to make all Tax elections in a manner which,
unless the Initial Members otherwise agree, will maximize or accelerate Tax deductions or minimize or defer taxable income;

                           (viii)   to determine the Fiscal Year of Newco; and

                           (ix)     to do all such other acts as shall be
specifically authorized in this Agreement or by the Initial Members unanimously in writing from time to time.

                  5.2. Compensation. Manager shall not be entitled to compensation for services rendered to Newco in its capacity as manager, but shall be entitled to receive from Newco all of its out of pocket costs and expenses (i) required in connection with managing the business of Newco, and
(ii) incurred in connection with making filings and reports under the Securities Act and the Exchange Act (including registration statements).

                  5.3. Issuances of Additional Membership Units. Manager is hereby authorized to cause Newco from time to time to issue to Members additional LLC Units in accordance with the terms hereof, including LLC Units issued in connection with the Contribution Closing.

                  5.4. Officers. (a) No Officer shall, without the prior approval of Manager, take or permit to be taken any action on behalf of or in the name of Newco (whether for Newco itself or where Newco is acting in its capacity as a direct or indirect member, partner or owner of any Subsidiary), or enter into any commitment or obligation binding upon Newco, except for (i) actions authorized in accordance with the terms and conditions of this Agreement and (ii) actions authorized by the Manager in the manner set forth herein.

                  (b) The Executive Officers of Newco shall at all times be identical to the then corresponding Executive Officers of Manager. Any changes in the Executive Officers of Manager shall automatically and concurrently take effect with respect to then corresponding Executive Officers of Newco. Any changes in the Executive Officers of Newco shall automatically and concurrently take effect with respect to the then corresponding Executive Officers of Manager. The Members agree to take such actions as may be reasonably necessary to effect the result of the foregoing provisions.

                  (c) Manager shall have the full and exclusive right, power and authority to act on behalf of Newco (whether Newco is acting in its own behalf or in its capacity as a direct or indirect member, partner or owner of any Subsidiary) except to the extent that Manager permits the Officers or any one of them to exercise such power on behalf of Manager.

                  5.5. Contributed Entities. (a) Anything herein to the contrary notwithstanding, during the period in which a BellSouth Member is allocated Depreciation or Built-In Gain or Loss with respect to a "Contributed Entity" pursuant to the second sentence of Section 9.1(d)(i) of this Agreement, Manager shall not, without the written consent of BellSouth (which consent shall not be unreasonably withheld), take any action, including, but not limited to, causing a dissolution of such Contributed Entity, that would cause an adjustment to the basis of the property owned by such Contributed Entity. Solely for purposes of this Section 5.5(a), a "Contributed Entity" shall mean Orlando SMSA Limited Partnership, a Delaware limited partnership, or AB Cellular Holding, LLC, a Delaware limited liability company, and this Section 5.5(a) shall apply separately to each such Contributed Entity.

                  (b) Without the written consent of SBC (which consent shall not be unreasonably withheld), for so long as SBC Holdings or any successor thereto shall be a Member, Newco shall not take any action which would be reasonably likely to result in a sale, transfer or other disposition of the MI-5 Assets (as defined in the Contribution Agreement), Houma-Thibodaux (as defined in the Contribution Agreement) or all or substantially all of its assets or the assets of SBC-PR (as defined in the Contribution Agreement) relating to Paging Services (as defined in the Contribution Agreement).


                                    ARTICLE 6
                                     Members

                  6.1. Powers of Members. Members shall have only such rights and powers as are granted to Members pursuant to the express terms of this Agreement and the Act. Except as otherwise expressly and specifically provided in this Agreement and notwithstanding the last sentence of Section 18-402 of the Act, no Member, in such capacity, shall have any authority to bind, to act for, to sign for or to assume any obligation or responsibility on behalf of, any other Member or Newco. Except as expressly set forth in this Agreement, no action by Newco or Members shall require the vote or approval of any Member in its capacity as a Member.

                  6.2. Partition. Each Member waives any and all rights that it may have to maintain an action for partition of Newco's property.

                  6.3. Place of Members' Meetings. Meetings of Members (each, a "Members' Meeting") shall be held at the principal office of Newco, or at such other place as Members shall mutually agree.

                  6.4. Meetings. A Members' Meeting may be called by any Member for any matter which is appropriate for consideration thereat. Members' Meetings shall be held from time to time, but no fewer than once in each calendar year. Meetings shall be chaired by the

Chairman of Newco, and the Secretary of the Meeting shall be appointed by the Chairman of Newco.

                  6.5. Telephonic Meetings. Members' Meetings may be held through the use of conference telephone or similar communications equipment so long as all Persons participating in such Members' Meetings can hear one another at the time of such Members' Meeting. Participation in a Members' Meeting via conference telephone or similar communications equipment in accordance with the preceding sentence constitutes presence in person at the Members' Meeting.

                  6.6. Notice of Meetings. Written notice of a Members' Meeting shall state the place, date and hour of such Members' Meeting, and the general nature of the business to be transacted. Notice shall be given in the manner prescribed in Section 18.3(c) not fewer than ten (10) days nor more than sixty (60) days before the date thereof.

                  6.7. Waivers. Notice of a Members' Meeting need not be given to any Member who signs a waiver of notice, in person or by proxy, whether before or after the Members' Meeting. The attendance of any Member at a Members' Meeting, in person or by proxy, without protesting prior to the conclusion of such Members' Meeting the lack of notice of such Members' Meeting, shall constitute a waiver of notice by such Member, provided that such Member has been given an adequate opportunity at the meeting to protest such lack of notice.

                  6.8. Quorum. The attendance of the authorized representative of the Manager and at least one authorized representative of each Initial Member with the right to vote all of the LLC Units Beneficially Owned by such Initial Member shall constitute a quorum at a Members' Meeting for the transaction of any business; provided that notice in accordance with the terms of this Agreement shall have been duly provided. If no quorum is present, holders of a majority of LLC Units present in person or by proxy may adjourn the Members' Meeting and if a quorum is present, holders of at least two-thirds of the LLC Units present in person or by proxy may adjourn the Members' Meeting. An adjournment may include notice of the date, hour and place that the Members shall reconvene. Notice of the adjournment (with the new date, time and place) shall be given to all Members who were absent at the time of the adjournment and, unless such date, hour and place are announced at the Members' Meeting, to the other Members.

                  6.9. Proxies. Every Member entitled to vote at a Members' Meeting may authorize another Person or Persons to act for it by proxy. Every proxy must be signed by the Member or his attorney-in-fact. Every proxy shall be revocable in writing at the pleasure of the Member executing it.

                  6.10.    Voting Power. Each LLC Unit shall be entitled to one
(1) vote on all matters to be voted on by the Members.

                  6.11. Written Consent. Any action required or permitted to be taken at any Members' Meeting may be taken without a meeting if all Members consent thereto in writing. Any such written consents shall be filed with the minutes of the proceedings.

                  6.12. Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of Newco, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of Newco, and no Member or Manager shall be obligated personally for any such debt, obligation or liability of Newco solely by reason of being a Member or Manager.

                  6.13. Indemnification. (a) None of the Manager nor any director, officer or employee of Manager, nor any Officer or employee of Newco (the "Indemnified Parties") shall be liable, responsible or accountable in damages or otherwise to Newco, to any third party or to any Member for (i) any act performed or omission within the scope of the authority conferred on the Indemnified Party by this Agreement or otherwise by Manager except for the gross negligence, fraud or willful misconduct (including any willful violation of the terms of the Manager Certificate or this Agreement) of any Indemnified Party,
(ii) the Indemnified Party's performance of, or failure to perform, any act on the reasonable reliance on advice of legal counsel to Newco or (iii) the negligence, dishonesty or bad faith of any agent, consultant or broker of Newco selected, engaged or retained in good faith and with reasonable prudence. In any threatened, pending or completed action, suit or proceeding, each Indemnified Party shall, to the fullest extent permitted by law, be fully protected and indemnified and held harmless by Newco against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs of investigation, fines, judgments and amounts paid in settlement, actually incurred by such Indemnified Party in connection with such action, suit or proceeding) by virtue of his or her status as an Indemnified Party or with respect to any action or omission taken or suffered in good faith, other than liabilities and losses resulting from the gross negligence, fraud, breach of fiduciary duty or willful misconduct (including any willful violation of the terms of the Manager Certificate or this Agreement) of any Indemnified Party. The indemnification provided by this
Section 6.13 shall be recoverable only out of the assets of Newco, and no Member shall have any personal liability on account thereof.

                  (b) To the extent that, at law or in equity, an Indemnified Party has duties (including fiduciary duties) and liabilities relating thereto to Newco, any Member or to any other Indemnified Party, an Indemnified Party acting under this Agreement shall not be liable to Newco or to any Member or to any other Indemnified Party for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Party otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Party.

                  6.14. Designation of Tax Matters Member; Tax Matters. (a) Manager shall act as the "tax matters partner" of Newco, as provided in the regulations pursuant to Section 6231 of the Code (the "Tax Matters Member"). SBC Holdings and the BellSouth Members hereby approve of such designation and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence such approval. To the extent and in the manner provided by applicable Code sections and regulations thereunder, the Tax Matters Member (a) shall furnish the name, address, profits interest and taxpayer identification number of each Member to the IRS and (b) shall inform each Member of administrative or judicial proceedings for the adjustment of Newco items required to be taken into account by a Member for income tax purposes. The Tax Matters Member shall not enter into an agreement with the IRS or any other taxing authority to extend the limitation period for assessment of any federal, state or local income, franchise or unincorporated business tax of any Member or owner thereof nor settle with the IRS or any other taxing authority to disallow deductions or increase income from Newco with respect to any Member, unless all of the Members shall have agreed thereto. Each Member hereby reserves all rights under applicable law, including the right to retain independent counsel of its choice at its expense (which counsel shall receive the full cooperation of Manager and shall be entitled to prior review of all submissions by Newco in respect of any dispute with the relevant taxing authority).

                  (b) Notwithstanding the foregoing, SBC and BellSouth shall retain the right to control the portion of any audit relating to Depreciation or gain or loss with respect to any of the assets contributed at the Contribution Closing by Affiliates of SBC and BellSouth, respectively, for any taxable year.

                  (c) On or before May 1 of each year, Newco shall provide to each Member (i) a draft Internal Revenue Service Schedule K-1 and Form 1065,
(ii) information required by such Member to allocate and apportion income for state income tax purposes and (iii) such other information concerning Newco reasonably requested by any Member. Each Member shall have the right to object to any amount or information reported on such draft Schedule or Form on or before May 15. If the Members cannot agree about the contents of such draft Schedule or Form, the tax director of Newco shall resolve the dispute in such a manner that maximizes or accelerates tax deductions or minimizes or defers taxable income.

                  (d) The Tax Matters Member shall not be entitled to make any material elections, including an election under Section 754 of the Code, unless all Members shall have consented thereto.


                                    ARTICLE 7
                               Additional Members

                  7.1. Admission. Upon Transfer (other than a pledge permitted under Section 4.1(d)) of all or any of a Member's LLC Units permitted under Article 4, Newco is authorized to admit any Person who is a Transferee of such LLC Units as an additional member of Newco (each, an "Additional Member" and collectively, the "Additional Members"); provided, that no such Person shall be entitled to any rights hereunder except for rights under

Section 4 in a Transfer of LLC Units pursuant to Section 4.1(a), (e) or (f). Each such Person shall be admitted as an Additional Member at the time such Person executes this Agreement or a counterpart of this Agreement and such Transfer is effective under Article 4.

                  7.2. Acceptance of Prior Acts. Any Person who becomes an Additional Member, by becoming an Additional Member, accepts, ratifies and agrees to be bound by all actions duly taken pursuant to the terms and provisions of this Agreement by Newco prior to the date it became an Additional Member and, without limiting the generality of the foregoing, specifically ratifies and approves all agreements and other instruments as may have been executed and delivered on behalf of Newco prior to said date and which are in force and effect on said date.


                                    ARTICLE 8
                            Capital Contributions and
                                Capital Accounts

                  8.1. Capital Contributions. (a) At the time of the Contribution Closing, the Percentage Interests and LLC Units shall be as set forth in Schedule 8.1(a) hereto. SBC, SBC Holdings, BellSouth, each BellSouth Member and Manager shall determine the contributors' Capital Accounts (which shall be in proportion to the Members' Percentage Interests) as of the Contribution Closing within 90 days after the Contribution Closing and shall reflect such amounts on an amendment to Schedule 8.1(a) as promptly as practicable thereafter. Each of SBC and BellSouth agree that the contribution of additional assets to the capital of Newco pursuant to the terms and conditions of the Contribution Agreement shall not modify the Percentage Interests of SBC, SBC Holdings, BellSouth and the BellSouth Members set forth on Schedule 8.1(a) hereto.

                  (b) No Member shall be required to make any additional capital contribution to Newco, except as provided in this Article 8, Article 11 and Section 17.4 hereof and pursuant to the Contribution Agreement which payments pursuant to the Contribution Agreement shall be treated as described in
Section 8.1(a). If the Manager takes action requiring an increase in the capital of Newco, each Member agrees to provide to Newco additional contributions of cash to capital. Such contributions shall be provided pro rata by each Member in proportion to its Percentage Interest in Newco immediately prior to the time of contribution.

                  8.2. LLC Units. LLC Units shall for all purposes be personal property. No Member shall have any interest in specific property of Newco.

                  8.3. Status of Capital Contributions. Except as provided in this Agreement, no Member shall be entitled to the return of its Capital Contributions. No return of a Member's Capital Contributions shall be made hereunder if such distribution would violate applicable state law. Under circumstances requiring a return of any Capital Contribution, no Member shall have the right to demand or receive property other than cash, except as may be specifically provided in this Agreement.

                  8.4. Capital Accounts. An individual Capital Account shall be established and maintained for each Member in accordance with federal income tax accounting principles, except that neither SBC nor BellSouth will directly have a Capital Account as a result of the Capital Contributions made at the time of the Contribution Closing. The Capital Account of each Member shall be maintained in accordance with the following provisions:

                  (a) The Capital Account of each Member shall be increased by (i) the amount of any cash and the agreed net fair market value (as used herein, "agreed net fair market value" of property shall mean the gross fair market value of the property reduced by all liabilities encumbering the property) as of the date of contribution of any property contributed as a Capital Contribution to the capital of Newco by such Member, (ii) the amount of any Profits allocated to such Member and (iii) amounts of gain allocated pursuant to Section 9.1(d). The Capital Account of each Member shall be decreased by (i) the amount of any Losses allocated to such Member, (ii) the amount of any cash and the agreed net fair market value as of the date of distribution of any property distributed to such Member and (iii) amounts of loss allocated pursuant to Section 9.1(d). Except as provided in the preceding sentence, the Member's Capital Accounts shall be determined in accordance with the detailed capital accounting rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv) and shall be adjusted upon the occurrence of certain events (each, a "Revaluation") as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), provided that such events are not de minimis.

                  (b) A transferee of an LLC Unit shall succeed to the Capital Account (or portion of the Capital Account) attributable to such transferred LLC Unit.

                  8.5. Interest at the Contribution Closing. Immediately following the Contribution Closing, the Percentage Interest and number of LLC Units held by each Member and its wholly owned Subsidiaries in the aggregate shall be as follows:

             Member                        Percentage Interest                 LLC Units
             ------                        -------------------                 ---------
SBC                                                 0%                                   0
SBC Holdings                                59.9999999500000                 1,200,000,005
BellSouth                                           0%                                   0
BellSouth Mobile Data                        0.8699999956500%                   17,400,000
BSCC of Houston                              0.4051819479741%                    8,103,639
ACCC                                         1.5948180420259%                   31,896,361
BellSouth Cellular                          36.2499999687500%                  725,000,003
RAM                                            0.87999999560                    17,600,000
Manager                                      0.0000001000000%                            2
                                                                             -------------
TOTAL                                      100.0000000000000                 2,000,000,010
                                                                             -------------


                  There will be no change to LLC Units from the amounts set forth above as a result of any contribution to or payment by Newco in accordance with the terms of the Contribution Agreement.

                  8.6. Contribution of Proceeds of Issuance of Shares. In connection with the issuance of Shares by Manager, Manager shall make a Capital Contribution to Newco of the proceeds raised in connection with such issuance, provided that if the proceeds actually received by Manager are less than the gross proceeds of such issuance as a result of any underwriter's discount, commission or fee or other expenses paid or incurred in connection with such issuance, then Manager shall contribute the net proceeds and shall be deemed to have made a Capital Contribution to Newco in the amount of the gross proceeds of such issuance and Newco shall be deemed simultaneously to have reimbursed Manager for the amount of such underwriter's discount, commission or fee or other expenses. Newco shall cause to be issued to Manager a number of LLC Units equal to the number of Shares issued by Manager in connection with a transaction referred to in this Section 8.6.

                  8.7. No Withdrawals. No Member shall be entitled to withdraw any part of its Capital Account or Capital Contributions or to receive any distributions from Newco except as expressly provided in this Agreement.

                                    ARTICLE 9
                                   Allocations

                  9.1. Allocation Rules. (a) Except as provided in Section 9.1(d) below, whenever a proportionate part of the Profits or Losses is allocated to a Member, every item of income, gain, loss, deduction or credit entering into the computation of such Profits or Losses or arising from the transactions with respect to which such Profits or Losses were realized shall be credited or charged, as the case may be, to such Member in the same proportion; provided, however, that "recapture income", if any, shall be allocated to the Members who were allocated the corresponding depreciation deductions.

                  (b) If any Member transfers all or any part of its LLC Units during any Fiscal Year or its Percentage Interest is increased or decreased, Profits and Losses attributable to such Interest for such Fiscal Year shall be apportioned between the transferor and transferee or computed as to such Members, as the case may be, on the basis of an interim closing of the books and records of Newco for tax purposes (or such other method as shall be agreed by Newco, the transferee and transferor), provided in all events that any apportionment method shall be permissible under the Code and applicable regulations thereunder.

                  (c) Profits and Losses shall be allocated each year among the Members pro rata in accordance with their Percentage Interest; provided, however, that any Profit or Loss attributable to the sale of the Crown Castle Stock shall be allocated solely to the BellSouth Member that directly or indirectly contributed the sold Crown Castle Stock.

                  (d) (i) Except as otherwise expressly set forth below in this clause (i), allocations to the Members for federal income tax purposes (but not for purposes of crediting or charging Capital Accounts) shall comply with the provisions of Section 704(c) of the Code and the applicable regulations thereunder. For federal income tax purposes, a portion of the Depreciation or Built-In Gain or Loss that exists as of the Contribution Closing realized by Newco with respect to any property that was contributed to Newco by a BellSouth Member and SBC Holdings or is contributed to Newco by a BellSouth Member or SBC Holdings in any other transaction qualifying under Section 721 of the Code (in each case other than the BellSouth After Acquired Properties and the SBC After Acquired Properties (each as defined in the Contribution Agreement), other than the MI-5 Assets, Houma-Thibodaux and the assets relating to Paging Services of SBC PR) equal to the product of (A) the sum of the BellSouth Members' and SBC Holdings' Percentage Interests and (B) such Depreciation and Built-in Gain or Loss, shall be allocated to the Member (i.e., the SBC Holdings or BellSouth Member) that contributed such property and all remaining Depreciation or Built-in Gain or Loss with respect to such property shall be allocated to other Members other than the Initial Members, BellSouth Members and SBC Holdings. Any other Depreciation or Built-in Gain or Loss realized by Newco with respect to other property contributed to Newco or that was held by Newco at a time when the Book Value of Newco Assets was adjusted pursuant to the third sentence of
Section 8.4(a) shall, in accordance with the "traditional method" under Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(2)(iv)(d) and (f), be allocated among the Members in a manner which takes into account the differences between the adjusted basis for federal income tax purposes to Newco of its interest in such property and the fair market value of such interest at the time of its contribution or revaluation.

                           (ii)     If there is a net decrease in the Minimum
Gain of Newco during a taxable year (including any Minimum Gain attributable to Member-Funded Debt), each Member at the end of such year shall be allocated, prior to any other allocations required under this Article 9, items of gross income for such year (and, if necessary, for subsequent years) in the amount and proportions described in Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(4).

                           (iii)    Notwithstanding the allocation provided for
in Section 9.1(c), no allocation of an item of loss or deduction shall be made to a Member to the extent such allocation would cause or increase a deficit balance in such Member's Capital Account as of the end of the taxable year to which such allocation relates. If any Member receives an adjustment, allocation or distribution that causes or increases such a deficit balance, taking into account the rules of Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6), such Member shall be allocated (after taking into account any allocations made pursuant to Section 9.1(d)(ii)) items of income and gain in an amount and manner to eliminate the Member's Capital Account deficit attributable to such adjustment, allocation or distribution as quickly as possible. For purposes of this Section 9.1(d)(iii), there shall be excluded from a Member's deficit Capital Account balance at the end of a taxable year of Newco (a) such Member's share, determined in accordance with Section 704(b) of the Code and Treasury Regulation Section 1.704-2(g) of Minimum Gain (provided that, in the case of Minimum Gain attributable to Member-Funded Debt, such Minimum Gain shall be allocated to the Member or Members to whom such debt is attributable pursuant to Treasury Regulation Section 1.704-2(i)), and (b) the amount that such Member is obligated to restore to the Company under Treasury Regulation Section 1.704-1(b)(2)(ii)(c).

                           (iv)     Notwithstanding the allocations provided for
in subsection (ii) of this Section 9.1(d) and Section 9.1(c), if there is a net increase in Minimum Gain of Newco during a taxable year of the Company that is attributable to Member-Funded Debt, then first Depreciation, to the extent the increase in such Minimum Gain is allocable to depreciable property, and then a proportionate part of other deductions and expenditures described in Section 705(a)(2)(B) of the Code, shall be allocated to the lending or guaranteeing Member (and to joint lenders or guarantors in proportion to their relative obligations), provided that the total amount of deductions so allocated for any year shall not exceed the increase in Minimum Gain attributable to such Member-Funded Debt in such year.

                           (v)      Any special allocation under Sections
9.1(d)(ii) through (iv) shall be taken into account in computing subsequent allocations of Profits and Losses of any item thereof pursuant to this Article 9 so that the net amount of any items so allocated and the Profits, Losses and all items thereof allocated to each Member pursuant to this Article 9 shall, to the extent permissible under Section 704(b) of the Code and the Treasury Regulations promulgated thereunder, be equal to the net amount that would have been allocated to each Member pursuant to this Article 9 if such special allocation had not occurred.

                           (vi)     It is intended that prior to a distribution
of the proceeds from a liquidation of Newco pursuant to Section 15.4(e) hereof, the positive Capital Account balance of each Member shall be in proportion to their respective Percentage Interests. Accordingly, notwithstanding anything to the contrary in this Section 9.1, to the extent permissible under Section 704(b) of the Code and the Treasury Regulations promulgated thereunder, Profits and Losses and, if necessary, items of gross income and gross deductions, of Newco for the year of liquidation of Newco (or, if the liquidation spans more than one year, each such year) shall be allocated among the Members so as to bring the positive Capital Account balance of each Member as close as possible to the amount that such Member would receive if liquidation proceeds were distributed in accordance with Section 10.1.

                           (vii)    Appropriate adjustments shall be made to the
provisions of this Section 9.1 if an Additional Member is admitted to Newco.

                  (e) The Members are aware of the income tax consequences of the allocations made by this Article 9 and hereby agree to be bound by the provisions of this Article 9 in reporting their shares of Newco income and loss for income tax purposes.


                                   ARTICLE 10
                                  Distributions

                  10.1. Distributions. (a) Except as otherwise required by law or as provided in this Agreement, no Member shall have any right to withdraw any portion of its Capital Account or to any distribution without the consent of all the other Members.

                  (b) Newco shall make the distributions set forth in clause (c) below and distributions at such other times and in such other amounts as shall be determined by the Manager, with all such distributions to be made pro rata to the Members in accordance with their respective Percentage Interests.

                  (c) Newco shall make distributions (i) at least two (2) Business Days prior to the date on which the Manager is required to make its federal estimated income tax payments in an amount sufficient to permit Manager to satisfy all of its Tax liabilities resulting from the allocations hereunder due for the fiscal quarter for which estimated income tax payments are due and shall distribute proportionate amounts to all other Members and (ii) within fifteen (15) Business Days after the end of the Fiscal Year if the amounts so distributed pursuant to clause (i) during the preceding Fiscal Year are not in the aggregate greater than the greater of (x) fifty percent of the Distributable Cash and (y) the greatest amount of Taxes attributable to a Member as a result of the operations of Newco, Newco shall distribute the amount by which the greater of (x) and (y) exceeds the aggregate amount distributed pursuant to clause (i) during the preceding Fiscal Year.

                  10.2. Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, Newco shall not make a distribution to any Member on account of its interest in Newco if such distribution would violate ss. 18-607 of the Act or other applicable law.


                                   ARTICLE 11
                              Wireless Acquisitions

                  11.1. Initial Member Acquisition of Wireless Business. (a) If, at or after the Contribution Closing, an Initial Member shall, directly or indirectly, own any interest in a Wireless Business (other than a De Minimis Wireless Interest and other than the Additional Subsidiaries (as defined in the Contribution Agreement) and other than as described in Section 4.25 of the Contribution Agreement), and such interest is held directly, or is held indirectly and is a Controlling Interest such that the Initial Member is able to cause the Entity that directly holds the Wireless Business to offer the Wireless Business to Newco, such Initial Member shall dispose of the Wireless Business in accordance with Section 11.2.

                  (b) If, at or after the Contribution Closing, an Initial Member shall, directly or indirectly, own any interest in a Wireless Business (other than a De Minimis Wireless Interest and other than the Additional Subsidiaries and other than as described in Section 4.25 of the Contribution Agreement), and such interest is a non-Controlling Interest such that the Initial Member cannot cause the Entity that directly or indirectly holds the Wireless Business to offer the Business to Newco, then such Initial Member shall promptly take one of the followings actions: (i) dispose of such Wireless Business in accordance with Section 11.2, (ii) cause such interest to become a De Minimis Wireless Interest or (iii) sell all of the securities Beneficially Owned by the Initial Member in such Entity.

                  (c) Notwithstanding the required methods of disposition set forth in Sections 11.1(a) and 11.1(b) hereof, if the ownership of a Wireless Business would require a disposition of licenses under the Overlap Laws that is sufficiently material to the Initial Member and its Ultimate Parent Entity as to make Transfer of all of the Securities Beneficially Owned by it advisable, then the Initial Member shall not be required to offer such Wireless Business to Newco pursuant to this Article 11 but shall instead as promptly as practicable cause the Transfer of all of the Securities Beneficially Owned by it pursuant to
Section 4.1(e)(y) or 4.1(f)(y) prior to such acquisition or immediately after such acquisition.

                  11.2. Disposition of Acquired Wireless Business. (a) In any case in which an Initial Member (in such case, an "Acquiring Initial Member") shall be required under Section 11.1(a), or shall under Section 11.1(b)(i), dispose of an interest in a Wireless Business (an "Acquired Wireless Business"), such Acquiring Initial Member shall, within five (5) Business Days after becoming the owner of such Wireless Business, submit to Newco a written notice (the "Wireless Business Offer Notice") offering Newco such Acquired Wireless Business and stating in reasonable detail the price and terms and conditions of the offer, which price, terms and conditions shall be as nearly identical as practicable to the price, terms and conditions applicable to the acquisition thereof by the Acquiring Initial Member, with such allocations as may be reasonably appropriate to reflect the fact that Acquired Wireless Business may be only a portion of the business required by the Acquiring Initial Member. The Acquiring Initial Member agrees that it (i) will use its reasonable best efforts to cause any acquisition by it of an Acquired Wireless Business to be assignable to Newco by its terms, (ii) shall not agree to any term or condition in connection with a transaction that results in an acquisition of an Acquired Wireless Business for the purpose of making it more difficult for Newco to acquire such Acquired Wireless Business and (iii) will, and will use its reasonable best efforts to cause the seller of the Acquired Wireless Business to, cooperate with Newco to structure any purchase by Newco of the Acquired Wireless Business to be tax efficient to Newco. Newco, by the decision of the Manager, shall have a period of thirty (30) days after the receipt of the Wireless Business Offer Notice in which to accept or reject such offer, and in determining whether or not to exercise such right the Manager shall act at the instruction of the Initial Member that is not the Acquiring Initial Member. If Newco elects to accept such offer it shall so indicate within such thirty (30) day period by written notice to the Acquiring Initial Member. The notice required to be given by Newco shall specify a date for the closing of the purchase of such Acquired Wireless Business, which shall not be more than one hundred and twenty (120) days after the date of the giving of such notice; provided that the closing of the transaction contemplated by such Wireless Business Offer Notice may be extended by either the Acquiring Initial Member or Newco for up to an additional six months (in no more than three extensions) in the event that any required approval or consent from any Governmental Entity shall not have been obtained at such time; and provided further that the total period from delivery of the Wireless Business Offer Notice until closing of the transaction is not more than ten (10) months.

                  (b) If Newco does not exercise its right to purchase the Acquired Wireless Business pursuant to subsection (a) above or in the event that the Acquired Wireless Business is not sold to Newco within ten months after the closing of such purchase of such Acquired Wireless Business by the Acquiring Initial Member, the Acquiring Initial Member agrees to use its commercially reasonable efforts to sell as soon as reasonably practicable, such Acquired Wireless Business to a Third Party; provided that if the terms of such sale are more favorable to the purchaser of such Acquired Wireless Business than the terms on which such Acquired Wireless Business was offered to Newco or Newco agreed to purchase such Acquired Wireless Business, Newco shall have an option for thirty (30) days after the execution of a written agreement to sell such Acquired Wireless Business, to enter into an agreement to acquire such Acquired Wireless Business on the same terms and conditions as contained in such agreement, including the price to be paid therefor (which, subject to subsection
(d), below shall be in US dollars).

                  (c) The Acquiring Initial Member also shall use its best efforts to obtain from the Acquired Wireless Businesses such information concerning such Wireless Business as Newco or the other Initial Member may reasonably request after providing the Wireless Business Offer Notice.

                  (d) At the request of the Initial Acquiring Member, Newco shall pay all or part of the consideration for an acquisition of an Acquired Wireless Business in additional LLC Units, but at any time after the IPO, the consideration shall be paid in Public Common Stock in lieu of LLC Units if requested by the Acquiring Initial Member. If the Wireless Business was acquired in a transaction to which Section 351, 354 or 721 of the Code applied, Newco, BellSouth and SBC shall use their commercially reasonable efforts to structure Newco's acquisition of the Acquired Wireless Business so as not to disqualify the previous transaction under the original tax treatment. The value of such Securities (for the purpose of determining the number of Securities to be issued as consideration to the Acquiring Initial Member) shall be equal to the average of the closing prices of Public Common Stock in its principal trading exchange or market for the twenty (20) trading days ending on the trading day prior to the payment by Newco to the Acquiring Initial Member, or, with respect to any of such twenty (20) days that are prior to the existence of a liquid trading market for Public Common Stock, the Fair Market Value of such Securities, with no premium associated with the voting or governance rights of such Securities and no attribution of value to the acquired Wireless Business being sold (including synergies).

                  (e) If an Acquiring Initial Member owns or acquires a De Minimis Wireless Interest (other than a De Minimis Wireless Interest referred to in clause (c) of the definition of De Minimis Wireless Interest), then the Acquiring Initial Member shall use reasonable efforts to cause the owner of the Wireless Business in which such member has a De Minimis Wireless Interest to offer such Wireless Business to Newco.

                  (f) If at any time (i) Newco or Manager is seeking authority from the Board of Directors of Manager or any committee thereof to enter into an agreement to purchase any Wireless Business, and (ii) an Initial Member shall have entered into an agreement, directly or indirectly, to purchase all or any part of a Wireless Business but shall not yet have purchased such Wireless Business, and (iii) (x) the acquisition by Newco of the Wireless Business for which Newco or Manager is seeking authority and (y) the acquisition by the Initial Member of the Wireless Business that the Initial Member is seeking to purchase would cause Newco to be in violation of the Overlap Laws (as defined in the Contribution Agreement), then the Initial Member seeking to make the purchase shall cause the directors nominated by it that serve on the Board of Directors of Manager and the committees thereof to vote with regard to the acquisition of the Wireless Business as the directors nominated by the other Initial Member that serve on the Board of Directors of Manager shall vote with respect thereto.

                  11.3. Fair Market Value. For purposes of Section 11.2, the Fair Market Value of Securities shall be determined as follows: (i) the Initial Members and Newco shall initially negotiate in good faith to determine the Fair Market Value and (ii) if the Initial Members and Newco fail to agree on the Fair Market Value within thirty (30) days after the date the Securities are to be delivered to the Acquiring Initial Member, the Fair Market Value of the subject stock or other assets shall be determined pursuant to the appraisal process described below:

                  (a) Not later than five (5) days after the expiration of the aforesaid thirty (30) day period, each of the Initial Members shall select an appraiser (which may or may not be a

Qualified Investment Banking Firm and shall give the other participant notice of such selection). Each of such appraisers (the "Original Appraisers") shall determine the Fair Market Value of the Securities at the time such appraiser renders its written appraisal.

                  (b) Each Original Appraiser shall deliver its written appraisal to the party retaining such Original Appraiser within twenty (20) days following the date of the selection of the Original Appraisers. Such written appraisals shall be exchanged by the Initial Members at the offices of Newco, or such other place as the Parties shall designate, at 10:00 a.m. New York time on the twenty-first (21st) day following the date of the selection of the Original Appraisers. In the event that the Original Appraisers agree on the Fair Market Value, the Fair Market Value of the Securities shall be such agreed-upon amount. In the event that the Original Appraisers do not agree on the Fair Market Value, the Original Appraisers shall select a Qualified Investment Banking Firm (the "Resolving Appraiser"). If the Original Appraisers cannot agree upon a Resolving Appraiser within five (5) days following the end of the twenty (20) day period referred to above, then the Resolving Appraiser shall be a Qualified Investment Banking Firm appointed by the American Arbitration Association. The Resolving Appraiser shall choose between the valuations of the Original Appraisers and the valuation it chooses shall be the Fair Market Value of the subject assets for purposes of this Section 11.3.

                  (c) Newco shall give to the Original Appraisers and the Resolving Appraiser free and full access to and the right to inspect, during normal business hours, all of the relevant assets, books and records of Newco and shall permit them access to such persons and records as they may request for the purpose of such appraisers making their valuations hereunder.

                  11.4. Acquisitions Prior to the Contribution Closing. (a) In the event that prior to the Contribution Closing either of the Initial Members shall receive written notice that any Person (including any Governmental Entity) intends to sell assets or properties that are reasonably likely to include licenses issued by the FCC to conduct Wireless Businesses (an "Auction"), such Member shall notify such other Initial Member, Newco and the Manager of such Auction within five (5) Business Days after receiving such notice (an "Auction Notice"). In addition, Newco shall participate in the Auctions specified on Schedule 11.4 hereto (the "Specified Auctions") and the Initial Members agree to contribute all funds requested by the Manager to qualify to bid in such Specified Auctions. Except as authorized by both of the Initial Members, the Manager shall not permit Newco to participate in an Auction, and if authorized by the Initial Members, the Manager shall cause Newco to participate in an Auction.

                  (b) Each Initial Member agrees to consider in good faith whether or not an offer should be made to acquire the assets or properties that are the subject of an Auction, and to decide within ten (10) Business Days after the receipt of an Auction Notice as to whether or not to make such an offer. In such consideration, each Member agrees to make its determination only on the basis of what is in the best interests of Newco.

                  (c) In the event that the Initial Members authorize Newco to make an offer or offers in an Auction or Auctions, the Manager shall authorize an amount of money which may be offered by the Executive Officers of Newco without requesting additional authority from Manager. The Manager shall authorize an amount reasonably anticipated to be necessary to acquire the assets or properties that are the subject of an Auction,

                  (d) Each of the Initial Members agrees from time to time to make a Capital Contribution or a loan to Newco equal to its Percentage Interest (which for the purposes of this Section 11.4(d) shall be the Percentage Interest set forth in Section 8.5) of the total amounts determined by the Manager in accordance with subsections (a) and (c) above, such payment to be made within three (3) Business Days after the written notification of such amounts by the Manager.


                                   ARTICLE 12
                Operating Agreements; Budgets; Financial Reports

                  12.1. Ancillary Agreements; Exclusivity. (a) The Ancillary Agreements are being entered into by the Parties in consideration of the transactions contemplated herein and in the Contribution Agreement. The Ancillary Agreements shall be applicable to any Transferees of BellSouth or SBC only to the extent specifically provided therein.

                  (b) Except as otherwise expressly provided herein, in the Ancillary Agreements, and except for the ownership and management of the Additional Subsidiaries and the properties referred to in Section 4.25 of the Contribution Agreement, each Initial Member (and its Subsidiaries) shall directly or indirectly own or operate Wireless Businesses and market and sell Wireless Services only through Manager, Newco and their respective Subsidiaries; provided that the foregoing exclusivity shall not prohibit SBC or BellSouth or any of their respective Subsidiaries from (i) marketing and selling Wireless Services and issuing bills to and collecting payments from Joint Billing Customers as of the Closing Date, (ii) entering into arrangements with competitive providers of Wireless Services pursuant to which such competitive provider markets its products or services in conjunction with the products or services of such Initial Member or its Subsidiaries, (iii) marketing and selling fixed wireless voice and data products, or (iv) marketing and selling Wireless Services in geographic areas designated by the FCC in which Newco or its Subsidiaries are not providing Wireless Services pursuant to licenses issued to them by the FCC.

                  12.2. Network Preferences. Newco shall exclusively utilize Network Services offered by Controlled Subsidiaries of such Initial Member within the Service Territory of such Initial Member unless the Manager determines that the terms of use of such Initial Member Network Services in a particular instance would materially disadvantage Newco as compared to the terms available from a Third Party, taking into account price, service quality and reliability; provided that this exclusivity shall not limit the right of Newco to construct or acquire for its own account individual Network Services components used exclusively in all material respects by Newco such as fixed microwave transmission equipment.

                  12.3. Volume Discounts. Each of SBC and BellSouth shall use its reasonable best efforts to make available to Newco and its Subsidiaries the benefits of its agreements with vendors on terms no less favorable than those generally available to it or its Affiliates. Newco shall use its reasonable best efforts to make available to SBC and BellSouth and their respective Subsidiaries the benefits of its agreements with vendors on terms no less favorable than those generally available to Newco or its Affiliates.

                  12.4. Initial Member Change of Control. If (a) there is a Change of Control of either Initial Member, and the Acquiring Entity or its Ultimate Parent Entity directly or indirectly owns all or any interest in any Wireless Business, or (b) either Initial Member acquires any direct or indirect ownership of all or any interest in any Wireless Business, the Parties agree that Newco will have no obligation to sell and will not be required to sell, restructure or take any other action to eliminate FCC, antitrust or other regulatory conflicts that may result from the Initial Member's, Acquiring Entity's or Ultimate Parent Entity's ownership or prospective ownership of such Wireless Business.

                  12.5. Competition. (a) Subject to the provisions of Section 12.1, neither BellSouth and its Affiliates nor SBC and its Affiliates shall have any obligation to the other Party and its Affiliates to refrain from engaging in, or carrying on, any business which is in competition with the other Party and its Affiliates.

                  (b) Subject to the Ancillary Agreements, each of SBC and BellSouth shall be entitled to compete with each other and with Newco with respect to Resale and packaging of Wireless Services.

                  12.6. Budgets. Not later than October 1st of each year, the Chief Executive Officer of Newco shall submit to the Initial Members the Business Plan. If the Budget contained in the Business Plan is not determined by the Manager prior to the beginning of the first Fiscal Year to which such Business Plan applies, the Budget for the year in dispute will be the prior year's Budget, with each line item (or series of line items) increased by 10%, other than with respect to one time items noted as such in the preceding year's Budget.

                  12.7. Financial Reports. (a) Annual Statements. As soon as practicable following the end of each Fiscal Year, but in any event within sixty (60) days after the end of the Fiscal Year, Newco shall cause to be prepared and delivered to each Initial Member for so long as it Beneficially Owns LLC Interests, the audited statement of income and statement of cash flows for such Fiscal Year, audited balance sheet as of the end of such fiscal year, and accompanying notes to financial statements for Newco, on a consolidated basis, prepared in accordance with GAAP and Newco accounting practices.

                  (b) Quarterly Statements. As soon as practicable following the end of each fiscal quarter, but in any event within thirty (30) days after the end of such quarter, Newco shall cause to be prepared and delivered to each Initial Member, for so long as it Beneficially Owns LLC Interests, an unaudited statement of income (including taxable income) and statement of cash flows for such quarter and an unaudited balance sheet as of the end of such quarter on a consolidated basis, prepared in accordance with GAAP and Newco accounting and tax practices.

                  (c) Monthly Statements. (i) As soon as possible following the end of each calendar month in each Fiscal Year, but in any event within fourteen (14) days after the end of such month, Newco shall cause to be prepared and delivered to the Initial Member, for so long as it Beneficially Owns LLC Interests, an unaudited statement of income (including taxable income) and statement of cash flows for such month and an unaudited balance sheet as of the end of such month on a consolidated basis, prepared in accordance with GAAP and Newco accounting and tax practices, and (ii) for so long as they Beneficially Own LLC Interests Newco shall provide the Initial Members with a monthly report of significant operating and financial statistics including number of subscribers, subscriber churn statistics, minutes of use, average revenues per subscriber, acquisition costs and capital expenditure efficiency statistics and such additional statistics and information as may be approved from time to time by the Manager for internal use by Newco.

                  (d) Additional Information. Newco shall, upon reasonable notice, give each of SBC and BellSouth, for so long as it Beneficially Owns LLC Units, during regular business hours, reasonable access to the properties, documents and records, financial and otherwise, of Newco, and shall provide copies or extracts of Newco's documents and records as SBC or BellSouth may reasonably request.

                  12.8. Books and Records. (a) At all times during the continuance of Newco, Newco shall maintain, at its principal place of business, separate books of account for Newco that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of Newco's business in accordance with GAAP consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement.

                  (b) The Manager shall prepare and maintain, or cause to be prepared and maintained, the books of account of Newco. The Manager shall prepare and file, or cause to be prepared and filed, all applicable federal, state and local tax returns. Such books of account and tax returns, together with a copy of this Agreement, shall at all times be maintained at the principal place of business of Newco and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member's interest in Newco. Newco shall (i) retain such books of account and tax returns until the expiration of the applicable statute of limitations of Newco and each Member (and, to the extent a Member notifies Newco, any extensions thereof), and (ii) give each Member reasonable written notice prior to transferring, destroying or discarding any such books of account or tax returns and, if the Member so requests, allow such Member to take possession of such books of account or tax returns.

                  12.9. Additional Service Territories. If, within six months after the Closing Date, either Initial Member enters into a definitive agreement for the acquisition of an incumbent local exchange carrier (an "ILEC") and, prior to the eighteenth month anniversary of the Contribution Closing, such Initial Member becomes the primary ILEC in any State of the United States not included in the definition of Service Territory, and, at the time such Initial Member enters into such definitive agreement, the ILEC enters into resale and agency arrangements effective not later than thirty (30) days after the entry into the definitive agreement with Newco substantially similar to the arrangements set forth in the Resale Agreements and, if applicable, Agency Agreements (unless prohibited by any rule, statute, ordinance, regulation, judgment, order, decree, injunction, arbitration award, or permit (an "Order") promulgated, enacted, issued, enforced or entered by a Governmental Entity after having used best efforts to eliminate such Order, and in which event the arrangements shall be effective as promptly as is practicable after such legal impediment to effectiveness is eliminated), then such State(s) shall be included in the Service Territory of such Initial Member for purposes of this Agreement and the Ancillary Agreements to which such Initial Member is a party. In the event the ILEC does not enter into such Agency and Resale arrangements, the Parties agree to negotiate in good faith for sixty
(60) days after the execution of such definitive agreement in order to determine whether such State(s) should be added to the definition of Service Territory with respect to such Initial Member and the conditions under which such State would be added; provided, that such eighteen-month period shall be extended for up to an additional six months if necessary to obtain all necessary regulatory approvals.

                  12.10. Standstill. (a) Each of SBC and BellSouth (for purposes of this Section 12.10, each, with respect to the other, the "Other Person") agrees that it will not, directly or indirectly, take any of the following actions, unless specifically requested to do so, in writing, in advance, by the Board of Directors of the Other Person (and it will not, directly or indirectly, seek or request any waiver of these restrictions):

                  (i) acquire or seek to acquire beneficial ownership of any securities, including rights or options, of the Other Person;

                  (ii) propose to enter into any merger, purchase of substantially all the assets or any other business combination involving the Other Person;

                  (iii) participate in any solicitation of proxies to vote, or seek to advise any Person with respect to the voting of, any securities of the Other Person; propose any stockholder proposals for submission to a vote of stockholders of the Other Person, or propose any person for election to, or the removal of any member from, the Board of Directors of the Other Person; or in any way seek to influence the management or policies of the Other Person; or

                  (iv) enter into any discussions or understandings with any third party which would result in a violation of the foregoing.

                  (b)      The obligations of SBC and BellSouth under paragraph
(a) of this Section 12.10 shall terminate upon (i) the dissolution of Newco or
(ii) the occurrence of a Class B Triggering Event; and

                  This Section 12.10 shall not apply to Permitted Transferees pursuant to Section 4.1(f).

                  12.11. Payment of Debt. Newco shall, and the Members shall cause Newco to, use commercially reasonable best efforts to repay all Indebtedness owing by Newco or any of its Subsidiaries on the date of the Contribution Closing to BellSouth and its Affiliates (together with Net Debt payments owed to BellSouth, the "BellSouth Debt") and all Indebtedness owing by Newco or its Subsidiaries on the date of the Contribution Closing to SBC and its Affiliates (together with Net Debt payments owed to SBC, the "SBC Debt") as soon as reasonably possible. Newco shall not be permitted to make any payment of BellSouth Debt until Newco shall have paid $1,275,000,000 in principal amount of Indebtedness plus any accrued interest owing thereon to SBC (the "SBC Debt Threshold"). After Newco shall have paid the SBC Debt Threshold, Newco shall, at any time it makes any principal or interest payment in respect of BellSouth Debt (other than Net Debt payments to be made to BellSouth) or SBC Debt (other than Net Debt payments to be made to SBC) make such payment in a ratio of 40:60 for so long as BellSouth Debt and SBC Debt shall be outstanding and after such time as either BellSouth Debt or SBC Debt shall no longer be outstanding, Indebtedness may be repaid without regard to such ratio.

                  12.12. External Debt. (a) Newco shall use its commercially reasonable best efforts to assist Pacific Telesis Group in obtaining a release from its guaranty obligations with regard to the Japanese Leveraged Leases, as defined and described in Schedule 2.2 to the Contribution Agreement.

                  (b) Newco shall use its commercially reasonable best efforts to assist BellSouth in obtaining a release from its guaranty obligations with regard to the Bank of America Debt.

                  (c) In the event that SBC or any Member that is an Affiliate of SBC (a "JLL Member") shall deliver written notice to Newco demanding that Newco satisfy or cause its applicable Affiliate to satisfy all of its or its Subsidiaries' obligations with respect to all or a portion of the Japanese Leveraged Leases (a "JLL Repayment Notice"), Newco shall, within ten
(10) Business Days following delivery of a JLL Repayment Notice by SBC or an applicable Affiliate of SBC, satisfy all outstanding obligations of Newco and its Affiliates in connection with the Japanese Leveraged Leases that are referenced in the particular JLL Repayment Notice. Newco shall only be required to take or cause to be taken the actions specified in the preceding sentence with respect to a particular JLL Repayment Notice if (i) such JLL Repayment Notice is delivered in preparation for the IPO or (ii) SBC's and its Affiliates' aggregate Percentage Interest is less than 50% at the time of such delivery and in each case only if at the time of such delivery a JLL Member is a guarantor of the applicable Japanese Leveraged Lease.

                  (d) In the event that BellSouth or any Member that is an Affiliate of BellSouth (a "BellSouth Affiliate") shall deliver written notice to Newco demanding that Newco satisfy or cause its applicable Affiliate to satisfy all of its or its Subsidiaries' obligations with respect to the Bank of America Debt (the "Bank of America Repayment Notice"), Newco shall, within ten (10) Business Days following delivery of the Bank of America Repayment Notice by BellSouth or an applicable Affiliate of BellSouth, satisfy all outstanding obligations of Newco and its Affiliates in connection with the Bank of America Debt. Newco shall only be required to take or cause to be taken the actions specified in the preceding sentence with respect to the Bank of America Repayment Notice if (i) the Bank of America Notice is delivered in preparation for the IPO or (ii) BellSouth's and its Affiliates' aggregate Percentage Interest is less than 331/3 at the time of such delivery and in each case only if at the time of such delivery BellSouth is the guarantor of the applicable Bank of America Debt.

                  12.13. Tower Transaction. (a) In connection with a Tower Transaction (as defined in Schedule 4.2 of the SBC Disclosure Letter (as defined in the Contribution Agreement)) or in connection with another transaction with respect to the Towers (as defined in Schedule 4.2 of the SBC Disclosure Letter) entered into following the Closing by Newco or its Subsidiaries, Newco agrees to take such actions as SBC shall request with respect to the Towers; provided that Newco is reimbursed for all out-of-pocket costs associated therewith. With respect to any Towers that have not become subject to a sublease under the Agreement to Sublease, made and entered into on the 25th day of August, 2000, by and among, SBC Wireless, Inc., SpectraSite Holdings, Inc. and Southern Towers, Inc. (the "SpectraSite Agreement"), on or before the eighteen month anniversary of the initial closing under the SpectraSite Agreement, Newco and SBC shall, promptly after such eighteen month anniversary, negotiate in good faith in an effort to provide SBC with benefits that it would have received if the Towers had become subject to such sublease. In determining such benefits, Newco and SBC shall take account of (i) the expenses incurred and avoided by Newco as a result of not monetizing such Towers (e.g., tower lease payments and management and utility costs), and (ii) Newco's ability to monetize the value of such Towers at a later point in time.

                  (b) In connection with a Tower Transaction (as used for purposes of Schedule 1 to the Contribution Agreement) with respect to BellSouth Additional Subsidiary Towers or in connection with another transaction with respect to BellSouth Additional Subsidiary Towers entered into following the Closing by Newco or its Subsidiaries, Newco agrees to take such actions with respect to the BellSouth Additional Subsidiary Towers as BellSouth shall request; provided that Newco is reimbursed for all out-of-pocket costs associated therewith. With respect to any BellSouth Additional Subsidiary Towers that have not been transferred under a Tower Transaction on or before the eighteen month anniversary of the entry into such transaction, Newco and BellSouth shall, promptly after such eighteen month anniversary, negotiate in good faith in an effort to provide BellSouth with benefits that it would have received if such transfer had occurred. In determining such benefits, Newco and BellSouth shall take account of (i) the expenses incurred and avoided by Newco as a result of not monetizing such Towers (e.g., tower lease payments and management and utility costs), and (ii) Newco's ability to monetize the value of such Towers at a later point in time.

                  12.14. Crown Castle Stock. Upon written instruction from BellSouth, Newco shall, from time to time, sell or cause the sale of that number of shares of Crown Castle Stock designated by BellSouth and after such sale distribute the net proceeds from such sale (including, deductions for Taxes imposed on Newco or its Subsidiaries, brokerage fees and other out-of- pocket costs) as directed by BellSouth. In addition, Newco shall or shall cause the voting of the Crown Castle Stock as directed by BellSouth.


                                   ARTICLE 13
                    Marketing, and New Products and Services

                  13.1. Generally. (a) The Parties agree that Newco shall have the primary responsibility for marketing Newco Products and Services in accordance with the terms and conditions of this Agreement. Each of SBC and BellSouth and their respective Affiliates shall also be entitled to market the Newco Wireless Services in accordance with the terms and conditions of this Agreement and the Agency and Resale Agreements.

                  (b) Notwithstanding any other term of this Agreement, Newco shall have all right and title to make use of the BellSouth Marks and the SBC Marks licensed to it in accordance with Article 14 below and to use its own trademarks for the purpose of engaging in and carrying on any business purposes approved by the Manager consistent with the scope of its license of the BellSouth Marks and the SBC Marks.

                  13.2. Newco Products and Services and Marks. Newco shall be entitled to create new Newco Products and Services and associated trademarks, service marks, trade names, logos, brand names and other intellectual property granted with respect thereto (such intellectual property referred to as the "Newco Marks"); provided that Newco shall promptly disclose to each of SBC and BellSouth in writing all Newco Marks that are owned, acquired or licensed by Newco during the term of this Agreement.


                                   ARTICLE 14
                              Intellectual Property

                  14.1. License Grants by Initial Members. (a) Subject to the terms and conditions of this Agreement, at the Contribution Closing the Initial Members severally agree to grant or cause to be granted Newco the licenses to use the BellSouth Marks and the SBC Marks for a transitional period as described in the Transition Marks Licenses substantially in the form attached to the Contribution Agreement.

                  (b) Newco shall enter into such additional agreements, with respect to usage guidelines, quality standards and other matters as SBC and BellSouth or their respective Affiliates may reasonably request in order to protect their ownership interest in the BellSouth Marks and SBC Marks, respectively.

                  14.2. Third Party License Grants by Newco. The Parties agree that Newco shall not grant any license to or permit any Third Party, directly or indirectly, to use any of the Newco Marks or any variant thereof in combination or in connection with any offering of Telecom Service by any Third Party within the Service Territories, without the prior written consent of the Initial Member in whose Service Territory such combined services shall be offered, which consent may be granted or withheld, or subjected to such condition, as such Initial Member shall determine in its sole and absolute discretion.

                  14.3. Patents, Trade Secret, Copyright, Technology and Know-How Cross- Licenses. Subject to the terms and conditions of this Agreement, the Initial Members agree at the Contribution Closing to cause their respective Affiliates who own the patents, trade secrets, copyrights, technology and know-how (but excluding the BellSouth Marks and the SBC Marks) (collectively "Intellectual Property") to enter into Intellectual Property Agreements.

                  14.4. Future Development. Subject to the terms and conditions of this Agreement and the Ancillary Agreements, Newco shall have rights to all Intellectual Property developed or acquired by Newco on or after the Closing Date. Newco may license such Intellectual Property to the Initial Members or Affiliates of the Initial Members in its sole discretion in accordance with terms and conditions mutually agreed to by Newco and the Initial Member or Affiliates of the Initial Members, as the case may be.


                                   ARTICLE 15
                        Termination of Newco; Liquidation
                           and Distribution of Assets

                  15.1. No Dissolution. Newco shall not be dissolved by the admission of Additional Members in accordance with the terms of this Agreement.

                  15.2. Events Causing Dissolution. Newco shall be dissolved and its affairs shall be wound up upon the first to occur of the following events:

                  (a) the termination of the Contribution Agreement prior to the Contribution Closing;

                  (b)      the written consent of all Members;

                  (c) any event which makes it unlawful for Newco to be continued; provided, that the Members shall have used their commercially reasonable efforts to cause Newco to be continued lawfully; or

                  (d) the issuance of a decree by any court of competent jurisdiction that Newco be dissolved and liquidated.

Upon dissolution, Newco shall, subject to the terms hereof, promptly wind up its affairs and shall promptly thereafter be liquidated and a certificate of cancellation of the Certificate of Formation, as required by law, shall be filed with the Secretary of State of the State of Delaware.

                  15.3. Winding Up. (a) In the event of the dissolution of Newco pursuant to Section 15.2, Newco's affairs shall be wound up by the Manager. Notwithstanding the dissolution of Newco, prior to the termination of Newco as aforesaid, the business of Newco and the affairs of the Members as such, shall continue to be governed by this Agreement. In connection with the winding up of Newco the Manager shall dispose of properties in accordance with subsection (d) below.

                  (b) Upon dissolution of Newco and until the filing of a certificate of cancellation as provided in Section 18-203 of the Act, the Manager may, in the name of, and for and on behalf of, Newco, prosecute and defend suits, whether civil, criminal or administrative, gradually settle and close Newco's business, dispose of and convey Newco's property, discharge or make reasonable provision for Newco's liabilities, and distribute to the Members in accordance with Section 15.4 any remaining assets of Newco, all without affecting the liability of Members and without imposing liability on the Manager.

                  (c) Upon the completion of the winding up of Newco, the Manager shall file a certificate of cancellation with the Secretary of State of the State of Delaware as provided in Section 18-203 of the Act.

                  (d) (i) Within ten (10) Business Days following the dissolution of Newco, the Manager shall provide to each of BellSouth and SBC a list of substantially all assets and properties of Newco grouped (each, a "Disposition Group") in the fewest number of groups which the Manager determines is reasonably likely to permit such assets and properties to be sold in an orderly distribution of assets. The Manager shall ensure that there shall be at least two Disposition Groups and that all Disposition Groups shall have substantially similar fair market values.

                           (ii)     Within twenty (20) Business Days following
the dissolution of Newco, the Initial Members and the Manager shall agree to a form of acquisition agreement for the disposition of each of the Disposition Groups. The Winning Bidder and the Manager (as liquidating trustee of Newco) shall enter into such an agreement (an "Acquisition Agreement"), which shall include provision for FCC approval of the transfer or assignment of licenses granted by the FCC and approvals of other Governmental Entities, as required, and a covenant to use commercially reasonable efforts to consummate the transaction, subject only to immaterial revisions and other revisions reasonably necessary to reflect the Disposition Group being purchased pursuant thereto, including, but not limited to, the price to be paid for such Disposition Group. Each Acquisition Agreement shall be entered into within five (5) Business Days after the Winning Bidder is determined.

                           (iii)    Beginning on the twenty-fifth Business Day
following the dissolution of Newco and continuing until all Disposition Groups shall have been auctioned, the Manager shall accept offers from the Initial Members to purchase the Disposition Groups. The order of the auctions of the Disposition Groups shall be by lot determined at the time the first of the Disposition Groups is to be auctioned. The Manager shall notify in writing the Initial Members of the time at which the Initial Members shall submit their respective bids (each, a "Bid") for a Disposition Group. Within two hours after receiving the Bid for a Disposition Group, the Manager shall notify in writing each Initial Member of the Bid so received. If a higher Bid is not received by the Manager from either Initial Member by 5:00 p.m., New York City time, on the following Business Day, the Disposition Group shall be awarded to the Initial Member making the highest Bid on the preceding day (the "Winning Bidder"). All Bids shall be in U.S. dollars and shall only be deemed received by Newco between the hours of 9 a.m. and 5 p.m., New York City time. In no event shall any Disposition Group be sold after the IPO Date to an Initial Member unless the aggregate sale price for all of the Disposition Groups shall be an amount equal to at least the product obtained by multiplying (x) the Total Outstanding Shares and (y) the average of the closing sales price of the Public Common Stock on its principal trading market or exchange for the twenty (20) trading days prior to dissolution of Newco.

                           (iv)     In the event that an Acquisition Agreement
shall be terminated prior to the consummation of the disposition of the Disposition Group contemplated thereby, the Initial Member that was not the Winning Bidder shall be notified within three (3) Business Days following such termination of its rights to purchase such Disposition Group at a price equal to the higher of (x) 90% of the price that the Winning Bidder had agreed to pay and
(y) the highest price bid for such Disposition Group by such Initial Member. Such option shall only be exercised within five (5) Business Days after receipt of such notice.

                           (v)      Newco may, in lieu of entering into an
Acquisition Agreement with an Initial Member, that is a Winning Bidder, distribute the applicable Distribution Group to such Initial Member as part of the distribution pursuant to Section 15.4(c). If the highest Bid of such Initial Member exceeds the amount that would otherwise be distributed to such Initial Member pursuant to Section 15.4(c), such Initial Member shall contribute to Newco in cash an amount equal to such excess.

                  15.4. Distribution Upon Liquidation. Subject to Section 15.3, upon dissolution of Newco, a duly appointed trustee or liquidator as provided in this Agreement, shall promptly proceed with the liquidation of Newco and its Subsidiaries and the proceeds of such liquidation shall be applied and distributed in the following order of priority:

                  (a) to the payment of debts and liabilities of Newco, in order of priority as provided by law, other than debts or liabilities owed to Members, including the expenses of the liquidation and winding up, and to the setting up of any reserves that such trustee or liquidating trustee, as the case may be, shall determine are reasonably necessary for any contingent or unforeseen liabilities or obligations of Newco;

                  (b) to the payment of other debts and liabilities of Newco owed to Members; and

                  (c) to the Members in accordance with their respective Percentage Interests.

                  15.5. Claims of the Members. The Members and former Members shall look solely to Newco's assets for the return of their Capital Contributions, and if the assets of Newco remaining after payment of or due provision for all debts, liabilities and obligations of Newco are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against Newco, Manager or any other Member.


                                   ARTICLE 16
                             Withdrawal of a Member

                  16.1. Withdrawal of a Member. Either Initial Member shall automatically cease to be a Member at the time it no longer Beneficially Owns any LLC Units (a "Withdrawal Event"). In the event the Total Outstanding Shares Beneficially Owned by an Initial Member becomes less than 10% of the Total Outstanding Shares or the Initial Member no longer Beneficially Owns any shares of Member Common Stock (a "Class B Triggering Event" and the Initial Member that ceases to Beneficially Own 10% of the Total Outstanding Shares or Member Common Stock, the "Departing Member"), the Departing Member shall no longer be deemed an Initial Member. Immediately after a Withdrawal Event or a Class B Triggering Event with respect to an Initial Member, such Initial Member and any of its Subsidiaries which are Members shall have no continuing rights or obligations under this Agreement (other than (x) its rights under Section 12.8 (in the case of a Withdrawal Event, in respect of books and records of Newco, relating to all periods prior to the date of the Withdrawal Event) and, (y) in the case of a Class B Triggering Event, its rights under Section 4.1(g)), but will remain subject to the terms of Ancillary Agreements to the extent provided by, and in accordance with, the express terms thereof. An Initial Member may voluntarily cause a Withdrawal Event and such action shall not be a breach of this Agreement.

                  16.2. Effect of Withdrawal. This Agreement shall continue notwithstanding any withdrawal of an Initial Member and all governance rights set forth herein with respect to the Initial Members shall be exercised by the sole remaining Initial Member. No withdrawal shall relieve a Member for any prior breach of this Agreement.


                                   ARTICLE 17
                    Exchange of LLC Units; Pre-emptive Rights

                  17.1. Exchange of LLC Units. (a) Each Party hereto that is the holder (other than the Manager or any of its Subsidiaries) of an LLC Unit shall be entitled to surrender, at any time and from time to time, any or all of such holder's LLC Units to Newco in exchange for the distribution by Newco, on a one-for-one basis, of the same number of fully paid and non-assessable shares of Public Common Stock. Manager agrees that upon any such surrender, Manager shall contribute to Newco that number of shares of Public Common Stock equal to the number of LLC Units such Member elected to exchange pursuant to this Section 17.1. Such right shall be exercised by the surrender to the Manager as agent for Newco of the certificate or certificates representing the LLC Units to be exchanged at any time during normal business hours at the principal executive offices of the Manager or at the office of the Transfer Agent (as defined in the Manager Certificate), accompanied by a written notice of the holder of such LLC Units stating that such holder desires to exchange such LLC Units, or a stated number of LLC Units represented by such certificate or certificates for exchange, into the relevant number of shares of Public Common Stock, and, if any such Public Common Stock certificate is to be issued in a name other than that of the holder of the LLC Unit or LLC Units exchanged, by instruments of transfer to Newco, in form satisfactory to the Manager, Newco and the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Section 17.1(e). No exchange of LLC Units shall be effective until such time as the appropriate number of fully paid non-assessable shares of Public Common Stock shall have been duly issued in exchange therefor.

                  (b) As promptly as practicable following the surrender for exchange of a certificate representing LLC Units in the manner provided in
Section 17.1(e), and the payment in cash of any amount required by Section 17.1(e), Newco will deliver or cause to be delivered at the office of the Transfer Agent, a certificate or certificates representing the number of full shares of Public Common Stock issuable upon such exchange, issued in such name or names as such holder may direct; provided that Newco shall have no obligation to deliver Public Common Stock if Manager shall have failed to deliver such Public Common Stock to Newco. Such exchange shall be deemed to have been effected immediately prior to the close of business on the date of the surrender of the certificate or certificates representing LLC Units. Upon the date any such exchange is made or effected, all rights of the holder of such LLC Units as such holder shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares of Public Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Public Common Stock. Newco shall not be required to exchange LLC Units, and no surrender of LLC Units shall be effective for that purpose, while the stock transfer books of the Manager are closed for any purpose; but the surrender by Newco of LLC Units for exchange during any period while such books are closed shall be deemed effective for exchange immediately upon the reopening of such books, as if the exchange had been made on the date such LLC Unit was surrendered.

                  (c) If the shares of Public Common Stock are converted into another security pursuant to a reclassification or other similar transaction approved in accordance with Article FIFTH, clause (j)(i) of the Manager Certificate, then a holder of LLC Units shall be entitled to receive upon exchange the securities that such holder would have received if such exchange had occurred immediately prior to the record date of such reclassification or other similar transaction. No adjustments in respect of dividends shall be made upon the exchange of any LLC Unit; provided, however, that if an LLC Unit shall be exchanged subsequent to the record date for the payment of a dividend or other distribution on LLC Units but prior to such payment, then the registered holder of such LLC Units at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such LLC Unit on such date notwithstanding the exchange thereof or the default in payment of the dividend or distribution due on such date.

                  (d) The Manager covenants that it will at all times reserve and keep available out of the authorized but unissued shares of Public Common Stock, solely for the purpose of issuance and contribution to Newco for use in the exchange of the outstanding LLC Units, such number of shares of Public Common Stock that shall be issuable upon the exchange of all such outstanding LLC Units. The Manager covenants that if any shares of Public Common Stock require registration with or approval of any governmental authority under any foreign, federal or state law before such shares of Public Common Stock may be issued upon exchange, the Manager will promptly cause such shares to be so registered or approved, as the case may be. The Manager will use its best efforts to list the shares of Public Common Stock required to be delivered by Newco upon exchange prior to such delivery upon each national securities exchange or other recognized trading market upon which the outstanding Public Common stock is listed at the time of such delivery. The Manager covenants that all shares of Public Common Stock that are contributed to Newco for distribution in exchange for the LLC Units will, upon issuance, be validly issued, fully paid and non-assessable.

                  (e) The issuance of certificates for shares of Public Common Stock upon exchange of LLC Units shall be made without charge to the holders of such LLC Units for any stamp or other similar tax in respect of such issuance; provided, however, that if any such certificate is to be issued in a name other than that of the holder of the LLC Units exchanged, then the person or persons requesting the issuance thereof shall pay to the Manager the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Manager that such tax has been paid or is not payable.

                  17.2. Combinations and Subdivisions. Newco will not in any manner subdivide (by any split, distribution, reclassification, recapitalization or otherwise) or combine (by reverse split, reclassification, recapitalization or otherwise) the outstanding LLC Units unless an identical event is occurring with respect to the Public Common Stock, in which event the LLC Units shall be combined or subdivided concurrently with and in the same manner as the Public Common Stock.

                  17.3. Distributions. (a) In the case of dividends or other distributions by Manager consisting of voting securities of Manager other than Public Common Stock or Member Common Stock, or of voting securities of any corporation or other entity which is a Subsidiary of Manager, Manager shall ensure that, upon exchange of an LLC Unit, holders of LLC Units shall be entitled to receive, in addition to any other entitlements, the securities paid to the holders of Public Common Stock for each LLC Unit, upon the same terms and conditions applicable to the securities dividend or distributed to the holders of Public Common Stock, and shall have the same restrictions on ownership applicable to the ownership of LLC Units.

                  (b) In the case of dividends or other distributions by Manager consisting of securities convertible into, or exchangeable for, voting securities of the Manager or voting securities of another corporation or other entity which is a subsidiary of Manager, Manager shall ensure that, upon exchange of an LLC Unit, holders of the LLC Units shall be entitled to receive, in addition to any other entitlements, securities convertible or exchangeable into the same underlying security as the holders of Public Common Stock received upon such dividend or distribution.

                  17.4. Preemptive Rights. (a) Except for issuances that are Excepted Cash Issuances, upon each issuance by Manager of Public Common Stock solely in exchange for cash (a "Qualified Issuance"), each Initial Member shall have the right in accordance with this Section 17.4 to purchase from Newco up to that number of LLC Units so that such Initial Member's percentage ownership of Total Outstanding Shares will not be reduced by such Qualified Issuance.

                  (b) In the event an Initial Member elects to exercise its rights under this Section 17.4, the purchase price per LLC Unit shall be equal to the deemed Capital Contribution to Newco per LLC Unit issued to Manager in respect of such Qualified Issuance, and the right to purchase LLC Units shall be conditioned upon the completion of the Qualified Issuance.

                  (c) Manager shall, if reasonably practicable, provide the Initial Members and Newco twenty (20) days' prior written notice of Manager's intention to effect a Qualified Issuance and in any event shall provide at least ten (10) Business Days prior written notice before any Qualified Issuance. Each such notice shall set forth the maximum offering price per share of Public Common Stock which Manager reasonably believes to be attainable in such offering, the maximum number of shares of Public Common Stock to be sold in such offering, together with an estimate of the number of LLC Units purchasable by each Initial Member if each Initial Member exercises its rights under this
Section 17.4 and the number of LLC Units purchasable if the other Initial Member does not exercise such rights. The Initial Members shall thereafter have the preemptive right, exercisable by written notice to Manager and Newco within five
(5) Business Days after receipt of the notice of proposed Qualified Issuance, to purchase up to the number of LLC Units set forth in the Initial Member's exercise notice, but in all cases limited to the maximum number that causes such Initial Member's percentage ownership of Total Outstanding Shares not to be reduced by such Issuance. If not all Initial Members exercise their preemptive rights as to a Qualified Issuance, then Manager shall promptly notify the other Initial Member of such fact and of the reduced maximum number of LLC Units that may be purchased pursuant to the exercise of preemptive rights. A notice from an Initial Member indicating its intention to exercise its rights hereunder shall be irrevocable and shall certify by an executive officer of the Ultimate Parent Entity of such Initial Member the number of Securities then Beneficially Owned by such Initial Member. Manager shall give any Initial Member that has agreed to purchase LLC Units pursuant to this Section 17.4 at least three (3) Business Days notice prior to the date on which the closing of the sale of LLC Units hereunder shall occur, which notice shall specify the final number of shares of Public Common Stock being sold in the Qualified Issuance and the per LLC Unit deemed Capital Contribution to be made in respect thereof. The closing of the purchase of LLC Units hereunder shall occur, to the extent legally practicable and consistent with the notice periods set forth above, at the same time and place as the Qualified Issuance and if not legally practicable then promptly after all necessary legal approvals are obtained. The Initial Member exercising its right to purchase hereunder and Manager agree to take and cause to be taken all actions necessary to promptly obtain necessary legal approvals for the issuance of LLC Units pursuant to this Section 17.4. At the closing, any purchasing Initial Member shall certify by an executive officer its Beneficial Ownership of Securities and Manager shall cause Newco to issue the required number of LLC Units against delivery of the purchase price therefor under this
Section 17.4. In the event that the transaction set forth in Newco's initial notice shall not be consummated within ninety (90) days after the date of Manager's original notice under this Section 17.4, Manager shall be required to provide a new notice of proposed Qualified Issuance pursuant to this Section 17.4(c).

                  (d) "Excepted Cash Issuances" shall mean issuances of Public Common Stock (i) pursuant to options or other rights granted under an employee stock option plan, stock purchase plan, similar benefit programs or agreements or under any dividend reinvestment plan; or (ii) in an IPO.

                                   ARTICLE 18
                             Additional Agreements

                  18.1. Maintenance of Ultimate Parent Entity as a Party. In the event that either Initial Member shall at any time become or be a Subsidiary of any Entity, such Initial Member covenants and agrees that the Ultimate Parent Entity of such Person shall forthwith execute a counterpart of this Agreement and shall assume all obligations of such Initial Member hereunder and shall be deemed to have acquired all LLC Units Beneficially Owned by such Initial Member and shall automatically be admitted to Newco as a Member and all references herein to such Initial Member shall be deemed a reference to such Ultimate Parent Entity. This paragraph shall similarly apply to any subsequent Ultimate Parent Entities.

                  18.2. Certificates. (a) LLC Units shall be represented by a certificate or certificates, setting forth upon the face thereof that Newco is a limited liability company formed under the laws of the State of Delaware, the name of the Person to which it is issued and the number of LLC Units which such certificate represents. Such certificates shall be entered in the books of Newco as they are issued, and shall be signed by the Chairman or the Chief Executive Officer of Newco. Upon any Transfer of LLC Units permitted under this Agreement (other than a pledge permitted under Section 4.1(d), the transferring Member shall request Newco to (i) issue to the transferee a certificate representing the number of LLC Units so transferred and (ii) surrender to Newco the existing certificate and Newco shall issue to the transferring Member certificates representing the remaining LLC Units, if any, held by such transferring Member after taking into account such Transfer. All certificates representing LLC Units (unless registered under the Securities Act), shall bear the following legend:

                  THE LIMITED LIABILITY INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY

         SECURITIES REGULATORY AUTHORITY OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, ENCUMBERED, TRANSFERRED, GRANTED AN OPTION WITH RESPECT TO OR OTHERWISE DISPOSED OF, (I) UNLESS AND UNTIL THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR SUCH SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE, TRANSFER, OPTION GRANT OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND (II) UNLESS IN ACCORDANCE WITH THE PROVISIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY (AS AMENDED FROM TIME TO TIME), A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF NEWCO.

                  (b) Each LLC Interest shall constitute a "security" within the meaning of (i) Article 8 of the Uniform Commercial Code (including
Section 8-102(a)(15) thereof) as in effect from time to time in the States of Delaware and New York and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

                  (c) Lost or Destroyed Certificates. Newco may issue a new certificate for LLC Units in place of any certificate or certificates theretofore issued by it, alleged to have been lost or destroyed, upon the making of an affidavit of that fact, and providing an indemnity in form and subject reasonably satisfactory to Manager by the Person claiming the certificate to be lost or destroyed.

                  (d) Incentive Plans; Registered and Private Offerings. At any time Manager issues a share of Public Common Stock pursuant to an employee benefit plan of Manager (whether pursuant to the exercise of a stock option or the grant of a restricted share award or otherwise), the following shall occur:
(i) Manager shall be deemed to contribute to the capital of Newco an amount of cash equal to the per share market price of a share of Public Common Stock at the close of its principal trading market on the date such share is issued (or, if earlier, the date the related option is exercised); (ii) Newco shall be deemed to purchase such shares of Public Common Stock from Manager for an amount of cash equal to the amount of cash deemed contributed by Manager to Newco in clause (i) above (and such share is deemed delivered to its owner under the applicable employee benefit plan); (iii) the net proceeds (including the amount of any payments made on a loan with respect to a stock purchase award) received by Manager with respect to such share, if any, shall be concurrently transferred to Newco (and such net proceeds so transferred shall not constitute a capital contribution); and (iv) Newco shall issue to Manager one (1) LLC Unit registered in the name of Manager for each share deemed purchased under subclause (ii) above.

                  18.3. Miscellaneous. (a) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE MEMBERS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH AND SUBJECT TO THE LAWS OF THE

STATE OF DELAWARE, WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES.

                  (b) VENUE; WAIVER OF JURY TRIAL. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURT OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT; TO THE FULLEST EXTENT PERMITTED BY LAW, MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN PARAGRAPH (C) OF THIS SECTION OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

                  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH (B).

                  (c) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (i) on the first Business Day following the date of delivery in person or by telecopy (in each case with telephonic confirmation of receipt by the addressee), (ii) on the first business day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery or (iii) on the first business day that is at least five (5) days following deposit in the mails, if sent by first class mail, to the Parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to SBC or SBC Holdings, to:

                           SBC Communications Inc.
                           175 E. Houston
                           San Antonio, Texas 78205

                           Attention:  Chairman and Chief Executive Officer
                           Facsimile:  (210) 351-3553

                  with a copy to:

                           SBC Communications Inc.
                           175 E. Houston
                           San Antonio, Texas 78205

                           Attention:  Senior Executive Vice President and
                                          General Counsel
                           Facsimile:  (210) 351-2298


                  If to BellSouth or the BellSouth Members, to:

                           BellSouth Corporation
                           1155 Peachtree Street
                           Suite 2000
                           Atlanta, Georgia  30309

                           Attention:  Chief Executive Officer
                           Facsimile:  (404) 249-5110
                  with a copy to:

                           BellSouth Corporation
                           1155 Peachtree Street
                           Suite 2000
                           Atlanta, Georgia  30309

                           Attention:  General Counsel
                           Facsimile:  (404) 249-5948


                  If to Alloy Management Corp., to:

                           Alloy Management Corp.
                           1100 Peachtree Street
                           Suite 1000
                           Atlanta, Georgia  30309

                           Attention:  Chief Executive Officer
                           Facsimile:  (404) 249-4488

                  with a copy to:

                           SBC Communications Inc.
                           175 E. Houston
                           San Antonio, Texas 78205

                           Attention:  Senior Executive Vice President and
                                          General Counsel
                           Facsimile:  (210) 351-2298

                  and

                           BellSouth Corporation
                           1155 Peachtree Street
                           Suite 2000
                           Atlanta, Georgia  30309

                           Attention:  General Counsel
                           Facsimile:  (404) 249-5948
                  and

                           Alloy Management Corp.
                           1100 Peachtree Street
                           Suite 1000
                           Atlanta, Georgia  30309

                           Attention:  General Counsel
                           Facsimile:  (404) 249-4488

                  (d) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                  (e) Counterparts. For the convenience of the Parties hereto, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute the same agreement.

                  (f) Headings; Recitals. All section headings and the recitals herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                  (g) Specific Performance. Each Party acknowledges that it will be impossible to measure in money the damage to the other Party if a Party fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at law or damages. Accordingly, each Party agrees, to the fullest extent permitted by law, that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other Party has an adequate remedy at law. Each Party agrees that it shall not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other Party's seeking or obtaining such equitable relief.

                  (h) Filing Actions. Prior to filing or referring any matter to a court of law or equity, the Parties agree to provide the other Parties at least ten (10) Business Days' notice of the intention to so refer a matter, provided that the foregoing shall not apply to any request for a preliminary injunction or temporary restraining order.

                  (i) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns and shall not be assignable except to the extent expressly permitted hereby and any purported assignment of this Agreement or of any LLC Interests in violation of this Agreement shall be void. In the case of a merger or other business combination or reorganization transaction involving Newco where securities other than those of Newco are issued to the holders of LLC Units, this Agreement shall be assigned to and shall inure to the benefit of and be binding upon the Person issuing securities in such transaction and any reference herein to Newco shall be deemed to be a reference to such Person. The rights and obligations under this Agreement shall be assigned by the appropriate Initial Member to a Permitted Transferee in connection with the Transfer to such Permitted Transferee pursuant to Section 4.1 to the extent of a Transfer to any such Permitted Transferee.

                  (j) Entire Agreement; Amendment; Waiver. This Agreement (including any exhibits and schedules hereto) and the Ancillary Agreements (including any exhibits and schedules thereto), supersede all prior agreements, written or oral, among the Parties hereto with respect to the subject matter hereof and thereof and contain the entire agreement among the Parties with respect to the subject matter hereof and thereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by the party or Parties affected or to be affected thereby, provided, that the consent or approval of the Departing Member shall not be required to execute any amendment, supplement or modification of this Agreement unless the Departing Member is materially and adversely affected thereby. No waiver of any provisions hereof by any Party shall be deemed a waiver of any other provisions hereof by any such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

                  (k) No Relief of Liabilities. No Transfer by an Initial Member of Beneficial Ownership of any Securities shall relieve such Initial Member of any liabilities or obligations to Newco or the other Initial Member, that arose or accrued prior to the date of such Transfer.

                  (l) Securities Subject to Agreement; Ineffective Transfers. All Securities that are Beneficially Owned by an Initial Member, and, to the extent provided herein, the Affiliates of an Initial Member, shall be subject to this Agreement. No Transfer or acquisition of any Securities in violation of any provision of this Agreement shall be effective to pass any title to, or create any interest in favor of, any Person, and any such purported Transfer or acquisition shall be void, but such Initial Member, as the case may be, in attempting to effect or in permitting or suffering such Transfer or acquisition, shall be deemed to have committed a material breach hereof.

                  (m) Further Assurances; Controlled Subsidiaries. The Parties hereto shall at any time, and from time to time execute and deliver such additional instruments and other documents and shall at any time, and from time to time take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. In addition to any other obligations set forth in the Agreement, each Party agrees to take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement. Unless otherwise expressly set forth herein, any agreement by a Party to take or refrain from taking any action shall constitute an agreement by such party to cause each of its Controlled Subsidiaries to so act or refrain from acting.

                  (n) THIRD PARTY BENEFICIARIES. NOTHING IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY THIRD PARTY ANY RIGHTS OR REMEDIES OF ANY NATURE WHATSOEVER UNDER OR BY REASON OF THIS AGREEMENT AND THE MANAGER SHALL HAVE NO DUTY OR OBLIGATION TO ANY CREDITOR OF NEWCO TO REQUEST THE MEMBERS TO MAKE ADDITIONAL CONTRIBUTIONS TO THE CAPITAL OF NEWCO.

                  (o) Exculpation. The Parties agree that the natural persons that are executing this Agreement on behalf of the Members have done so in their respective capacities as officers of the Members or the owners of the Members and not individually, and none of the natural persons that are direct or indirect partners, trustees, officers or shareholders of any Member shall be bound or have any personal liability hereunder.

                  (p)      Guarantees.

                           (i)      SBC hereby irrevocably and unconditionally
guarantees to BellSouth and Newco the prompt and full discharge by SBC Holdings of all of SBC Holdings's covenants, agreements, obligations and liabilities under this Agreement, including the due and punctual payment of all amounts which are or may become due and payable by SBC Holdings hereunder, when and as the same shall become due and payable (the "SBC Obligations"), in accordance with the terms hereof. SBC acknowledges and agrees that, with respect to all SBC Obligations to pay money, such guaranty shall be a guaranty of payment and performance and not of collection. If SBC Holdings shall default in the due and punctual performance of any SBC Obligation, SBC will forthwith perform or cause to be performed such SBC Obligation at its sole cost and expense.

                           (ii)     BellSouth hereby irrevocably and
unconditionally guarantees to SBC and Newco the prompt and full discharge by each of the BellSouth Members of all of the BellSouth Members's covenants, agreements, obligations and liabilities under this Agreement, including the due and punctual payment of all amounts which are or may become due and payable by any of the BellSouth Members hereunder, when and as the same shall become due and payable (the "BellSouth Obligations"), in accordance with the terms hereof. BellSouth acknowledges and agrees that, with respect to all BellSouth Obligations to pay money, such guaranty shall be a guaranty of payment and performance and not of collection. If any of the BellSouth Members shall default in the due and punctual performance of any BellSouth Obligation, BellSouth will forthwith perform or cause to be performed such BellSouth Obligation at its sole cost and expense.

                  (q)      Maintenance of Subsidiaries.

                           (i)      SBC agrees with BellSouth that for so long
as SBC Holdings Beneficially Owns Securities, SBC Holdings shall remain a wholly owned Subsidiary of SBC.

                           (ii)     BellSouth agrees with SBC that for so long
as any of the BellSouth Members Beneficially Owns Securities, each such BellSouth Member shall remain a wholly owned Subsidiary of BellSouth.

                  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

                             SBC COMMUNICATIONS INC.


                             By:      /s/ James S. Kahan
                                ------------------------------------------------
                                  Name:    James S. Kahan
                                  Title:   Senior Executive Vice President -
                                              Corporate Development


                             SBC ALLOY HOLDINGS, INC.


                             By:    /s/ James S. Kahan
                                ------------------------------------------------
                                  Name:
                                  Title:


                             BELLSOUTH CORPORATION


                             By:     /s/ Keith O. Cowan
                                ------------------------------------------------
                                  Name:   Keith O. Cowan
                                  Title:  Vice President - Corporate Development


                             BELLSOUTH MOBILE DATA, INC.


                             By:    /s/ Arthur B. Hillman
                                ------------------------------------------------
                                  Name: Arthur B. Hillman
                                  Title:  Vice President


                             BSCC OF HOUSTON, INC.


                             By:     /s/ Joaquin R. Carbonell
                                ------------------------------------------------
                                  Name: Joaquin R. Carbonell
                                  Title: Vice President

                             ACCC OF LOS ANGELES, INC.


                             By:      /s/ Joaquin R. Carbonell
                                ------------------------------------------------
                                  Name:  Joaquin R. Carbonell
                                  Title:  Vice President


                             BELLSOUTH CELLULAR CORP.


                             By:       /s/ Joaquin R. Carbonell
                                -----------------------------------------------
                                  Name: Joaquin R. Carbonell
                                  Title:  Vice President


                             RAM BROADCASTING CORPORATION


                             By:      /s/ Arthur B. Hillman
                                ------------------------------------------------
                                  Name: Arthur B. Hillman
                                  Title:  Vice President


                             ALLOY MANAGEMENT CORP.


                             By:     /s/ Mark L. Feidler
                                ------------------------------------------------
                                  Name:    Mark L. Feidler
                                  Title:   Chief Operating Officer

                                    EXHIBIT A

                                 BELLSOUTH MARKS

----------------------------------------------------------------------------------------------------------------------
      CLIENT                      TRADEMARK                          APPLICATION NUMBER          REGISTRATION
                                                                                                    NUMBER
----------------------------------------------------------------------------------------------------------------------
BCC                 411 EXPRESS                                            74/584,811              2,044,310
BCC                 Bell Symbol                                            81/327,677              1,327,677
BCC                 Bell Symbol                                            727,723                 1,569,327
BCC                 BELLSOUTH                                              622,503                 1,459,196
BCC                 BELLSOUTH                                              719,542                 1,565,559
BCC                 BELLSOUTH                                              75/598,788              2,307,506
BCC                 BELLSOUTH ALL-IN-ONE                                   75/660928
BCC                 BELLSOUTH CELLULAR                                     75/195,478              2,189,845
                    CORDLESS
BCC                 BELLSOUTH MOBILITY                                     74/662,687              2,020,258
BCC                 BELLSOUTH MOBILITY                                     056650                  1,702,143
BCC                 BELLSOUTH MOBILITY                                     058775                  1,670,082
BCC                 CALL WIZARD                                            75/510658
BCC                 CALL WIZARD                                            75/574730
BCC                 CELEBRATION                                            74/584,808              2,067,533
BCC                 CELLULAR CLEAR AND SIMPLE                              74/662,398              2,011,506
BCC                 CELLULAR LINK                                          773479                  1,848,727
BCC                 CELLULAR TO GO                                         75/761677
BCC                 CELLULAR TO GO                                         75/502701

BCC                 COSMOS                                                  74/513,593             2,027,441
BCC                 COSMOS UNIVERSAL CELLULAR                               74/573293              2,178,749
                    DESIGN
BCC                 Design of Cellular Telephone with                       75/243,737             2,132,638
                    Eyes, Arms & Leg
BCC                 FREE WAY TO CALL, THE                                   74/471,957             1,852,079
BCC                 GOLD SERIES                                             74/557,951             1,916,216
BCC                 GUARDIAN ANGEL PROGRAM                                  75/316,918
BCC                 MOBILE 2 MOBILE                                         74/597,773             2,044,365
BCC                 MOBILE AMERICA                                          75/331,806
BCC                 MOBILE AMERICA and design                               75/331,150
BCC                 MOBILE MEMO                                             73/817181              1,605,962
BCC                 NEVER STAND STILL                                       74/514,689             2,000,239
BCC                 PROGRAMIT                                               74/678,434             2,058,096
BCC                 PROMOTION WORKS                                         74/686,065             2,044,846
BCC                 RAPIDREPLY                                              75/270843              2,200,538
BCC                 ROAMMATE                                                75/688589
BCC                 ROAMMATE                                                75/409403
BCC                 STAR *EXPRESS & DESIGN                                  74/471,958             1,875,521
BCC                 STAR* EXPRESS                                           74/471,965             1,865,946
BCC                 STAR*LINES                                              74/655,589             1,965,443
BCC                 TALKAMERICA                                             75/061,882             2,073,462
BCC                 TALKBANK                                                74/614,654             2,046,394
BCC                 THE ONE PHONE FOR HOME AND AWAY FROM HOME               75/493833

BCC                 VISION SS7 ONLINE                                       75/357101
BCC                 WINCENTER                                               75/200558
BCC                 WINCONNECT                                              75/200560
BCC                 WINLOGIC                                                75/930552
BCC                 WIRELESS ACCESSORIES                                    75/392750              2,317,344
                    HOTLINE
BMDCS               BELLSOUTH PREPAID TO GO                                 75/374788              2,305,183
BMDCS               DCS 2N1                                                 75/302030
BMDCS               DCS 2N1                                                 75/776404
BMDCS               DCS 2N1 NUMBER                                          75/495530
BMDCS               DCS and Design                                          75/360,891             2,176,964
BMDCS               DCS and Design                                          75/976,869             2,166,626
BMDCS               DCS MINUTE MANAGER                                      75/475825
BMDCS               NONSTOP NICKEL TALK                                     75/915061
BMDCS               WE'VE GOT YOU IN OUR SITES                              75/653172              2,306,282
BMDCS               WIRELESS MINUTE MANAGER                                 75/875425
BSM                 CAR & PHONE DESIGN                                      650,640                1,465,876
BSM                 COUNT ON IT                                             75/466131              2,220,620
BSM                 LIFE'S CALLING. WHY WAIT?                               75/603603
BSM                 MOBILITY ONE                                            489,828                1,348,585
BSM                 SPEED CENTER. WHERE FANS CONNECT.                       75/822652
BSM                 WHY WAIT WARRANTY                                       75/376,343             2,184,227
BSMD                ONDACOM                                                 75/395577

BSMD                ONDACOM and Design                                      75/395580
BSWD                BELLSOUTH                                               75/598788              2,307,506
BSWD                BELLSOUTH                                               75/705787
BSWD                BELLSOUTH BEYOND                                        75/582069              2,309,057
                    PROTECTION PLAN
BSWD                BELLSOUTH GATEWAY                                       75/606994
BSWD                BELLSOUTH INTELLIGENT                                   75/585342              2,288,032
                    WIRELESS NETWORK
BSWD                BELLSOUTH INTERACTIVE                                   75/702644
                    DISPATCH
BSWD                BELLSOUTH INTERACTIVE                                   75/582068              2,291,241
                    PAGING
BSWD                BELLSOUTH POWERTOOL                                     75/666458
BSWD                BELLSOUTH PROFESSIONAL                                  75/621671
                    SERVICES
BSWD                BEYOND PROTECTION                                       75/598789              2,304,223
BSWD                COMMUNICATE@LIFESPEED                                   75/703523
BSWD                COMPETE@LIFESPEED                                       75/703522
BSWD                GO BEYOND PAGING                                        75/541571
BSWD                INTERACT@LIFESPEED                                      75/703521
BSWD                RAM INTERACTIVE DISPATCH                                75/356063
BSWD                REACT@LIFESPEED                                         75/703520
BSWD                RESPOND@LIFESPEED                                       75/703519
BSWD                THINK@LIFESPEED                                         751703518
BSWD                WORK@LIFESPEED                                          75/703517

                                    EXHIBIT B

                                    SBC MARKS

                               WIRELESS TRADEMARKS
                                January 15, 2002


---------------------------------------------------------------------------------------------------------------
                    MARK                                                OWNER                        STATUS
---------------------------------------------------------------------------------------------------------------
#4CAST                                                       SBMS                                   REGISTERED
#GOLF                                                        SBMS                                   REGISTERED
#INV.                                                        SBMS                                   PENDING
(STAR) TRIP                                                  SBMS                                   REGISTERED
*FLOWER                                                      SBMS                                   REGISTERED
1 CELLULAR ONE                                               SBMS & PARTNERS                        REGISTERED
123                                                          SBMS                                   REGISTERED
1-800-MOBILE-1                                               AMERITECH                              REGISTERED
44CAST                                                       SBMS                                   REGISTERED
74/437488                                                    AMERITECH                              REGISTERED
75/758558 ARTISTIC PHONE DESIGN                              Pacific Bell Wireless                  PENDING
ANSWER FREE                                                  COMCAST                                PENDING
ANSWER FREE                                                  COMCAST                                PENDING
ANYTIME MINUTES                                              SBC COMMUNICATIONS INC.                PENDING
ASSURANCE CHOICE                                             SBMS                                   REGISTERED
BEATLINK                                                     SBMS                                   REGISTERED
BOSTON CELLULAR TELEPHONE                                    SBMS                                   REGISTERED
C1 CELLULAR ONE                                              SBMS                                   REGISTERED
CELLULAR ONE                                                 SBMS & PARTNERS                        REGISTERED
CELLULAR ONE                                                 SBMS                                   REGISTERED
CELLULAR ONE                                                 SBMS                                   REGISTERED
CELLULAR ONE 1                                               SBMS & PARTNERS                        REGISTERED
CELLULAR ONE PHONE STORE                                     SBMS                                   REGISTERED
CELLULAR PASSPORT                                            SBMS                                   REGISTERED
CELLULAR PHONE TO PHONE                                      SBMS                                   PENDING
CELLULAR REWARDS                                             AMERITECH                              REGISTERED
CHARGE DIRECT                                                AMERITECH                              REGISTERED
CLASSLINK                                                    SBMS                                   REGISTERED
CLEAR PATH                                                   AMERITECH                              REGISTERED
CLEARPACK                                                    AMERITECH                              PENDING
CLEARPACK PLUS                                               AMERITECH                              PENDING
CLEARPATH                                                    AMERITECH                              REGISTERED
COIN                                                         SBMS                                   REGISTERED
CONNECT2                                                     SBMS                                   REGISTERED

                               WIRELESS TRADEMARKS
                                January 15, 2002

---------------------------------------------------------------------------------------------------------------
                    MARK                                                OWNER                        STATUS
---------------------------------------------------------------------------------------------------------------
COP                                                          SBMS                                   REGISTERED
DESIGN ONLY                                                  AMERITECH                              PENDING
DIGITAL EDGE                                                 SBMS
DIGITAL EDGE EAST                                            SBMS                                   PENDING
DIGITAL EDGE GOLD                                            SBMS                                   PENDING
DIGITAL EDGE NORTHEAST                                       SBMS                                   PENDING
DIGITAL EDGE PLUS                                            SBMS                                   PENDING
DUAL LINK                                                    AMERITECH                              REGISTERED
EMERGENCYONE                                                 SBMS                                   REGISTERED
EN UN DOS POR TRES                                           SBMS                                   REGISTERED
E-PAK                                                        SBC COMMUNICATIONS INC.                PENDING
E-WORKS                                                      SBC COMMUNICATIONS INC.                PENDING
EXCITEMENT IS IN THE AIRE                                    COMCAST                                PENDING
EXECUTIVE ONE                                                SBMS                                   REGISTERED
EXPRESS ONE                                                  SBMS & PARTNERS                        REGISTERED
EXPRESS ONE PHONE RENTAL NETWORK                             SBMS & PARTNERS                        REGISTERED
FAMILY TIES                                                  SBC COMMUNICATIONS INC.                PENDING
FAMILYTALK                                                   COMCAST                                PENDING
FAST TRACK                                                   AMERITECH                              REGISTERED
FEATUREPAKS                                                  SBMS                                   REGISTERED
FLEXPHONE                                                    SBC COMMUNICATIONS INC.                PENDING
FOR EVERY TALK OF LIFE                                       SBMS                                   REGISTERED
FREEDOMLINK & DESIGN                                         SWB TELECOMMUNICATIONS                 REGISTERED
FREEDOMONE                                                   SBMS                                   REGISTERED
FREEDOMPAK                                                   SBMS                                   REGISTERED
FREEDOMPLUS                                                  SWB TELECOMMUNICATIONS                 REGISTERED
GROUPTALK                                                    COMCAST                                PENDING
GSM THE ONE WITH THE SMART CHIP                              SBC COMMUNICATIONS INC.                PENDING
HANDS ON THE WHEEL NOW                                       AMERITECH                              REGISTERED
HELLO TO GO                                                  SBMS                                   PENDING
HOME                                                         SBMS                                   REGISTERED
HOME AND AWAY                                                SBMS                                   REGISTERED
HOUSEHOLD PAK                                                SBMS                                   REGISTERED

                               WIRELESS TRADEMARKS
                                January 15, 2002

---------------------------------------------------------------------------------------------------------------
                    MARK                                                OWNER                        STATUS
---------------------------------------------------------------------------------------------------------------
HOW HANDS ON THE WHEEL                                       AMERITECH                              REGISTERED
IN TOUCH AND IN REACH                                        COMCAST                                REGISTERED
INFOPAK I                                                    SBMS                                   REGISTERED
INFOPAK II                                                   SBMS                                   REGISTERED
INFOPAK III                                                  SBMS                                   REGISTERED
INSIDE CONNECTION                                            AMERITECH                              REGISTERED
LAREDO CELLULAR                                              SBMS & PARTNERS                        REGISTERED
LEISUREONE                                                   SBMS                                   REGISTERED
LINE ONE                                                     SBMS                                   REGISTERED
LINK DUO                                                     SNET                                   REGISTERED
LINX                                                         SNET MOBILCOM                          REGISTERED
LONE STAR CELLULAR NETWORK                                   SBMS                                   REGISTERED
MENTORING MINUTES                                            SBC COMMUNICATIONS INC.                PENDING
MENTORING MINUTES MAKE YOUR MINUTES COUNT CELLULARPHONE      SBC COMMUNICATIONS INC.                PENDING
MESSAGE PLUS                                                 SBMS                                   REGISTERED
MESSAGE PLUS SELECT                                          SBMS                                   REGISTERED
MESSAGENOTES                                                 SBMS                                   PENDING
MESSAGEPLUS PREFERRED                                        SBMS                                   REGISTERED
MESSAGEPLUS SELECT                                           SBMS                                   REGISTERED
METROPHONE 9 & 38                                            COMCAST                                REGISTERED
MINI MAIL                                                    SBC COMMUNICATIONS INC.                PENDING
MOBILE EDGE                                                  SBMS                                   REGISTERED
MOBILE MANAGER                                               SBC COMMUNICATIONS INC                 PENDING
MOBILE WATCH                                                 COMCAST                                REGISTERED
MOBILEPARTNER                                                AMERITECH                              REGISTERED
MOBILIZE YOUR LIFE                                           SBMS                                   REGISTERED
MONEY MANAGER - 38                                           SBMS                                   PENDING
MY FACTS                                                     SBMS                                   REGISTERED
NEVADA BELL PCS EMAIL                                        Pacific Telesis Group                  PENDING
NEVADA BELL SMART CHIP                                       Pacific Telesis                        PENDING
NIGHT OWL PLAN                                               SBMS                                   REGISTERED
NONE DESIGN ONLY 75/504195                                   AMERITECH                              PENDING
NONE DESIGN ONLY 75/504194                                   AMERITECH                              REGISTERED

                               WIRELESS TRADEMARKS
                                January 15, 2002

---------------------------------------------------------------------------------------------------------------
                    MARK                                                OWNER                        STATUS
---------------------------------------------------------------------------------------------------------------
NOW MORE THAN EVER, THE PHONE IS YOUR FRIEND                 SBC COMMUNICATIONS INC                 PENDING
OUR SOLUTIONS HAVE PEOPLE TALKING                            COMCAST                                PENDING
OUR SOLUTIONS HAVE PEOPLE TALKING                            COMCAST                                PENDING
OUT AND ABOUT                                                SBMS                                   PENDING
OYO (words & design) 9 & 38                                  SBC COMMUNICATIONS INC.                PENDING
PACIFIC BELL PCS EMAIL                                       Pacific Telesis Group                  PENDING
PACIFIC BELL PCS ROADTEAM                                    Pacific Telesis Group                  PENDING
PACIFIC BELL PURE DIGITAL PCS                                Pacific Telesis Group                  REGISTERED
PACIFIC BELL SMART CHIP                                      Pacific Telesis                        PENDING
PAGE ALERT                                                   COMCAST                                REGISTERED
PCS VALUEZONE                                                SBMS                                   REGISTERED
PEACE OF MIND                                                SBMS                                   PENDING
PERFORMANCE CHOICE                                           SBMS                                   REGISTERED
PERFORMANCEONE                                               SBMS                                   PENDING
PHONE TO PHONE                                               SBMS                                   PENDING
PICK UP & GO                                                 AMERITECH                              PENDING
PICK UP & GO CELLUAR                                         AMERITECH                              REGISTERED
PURE DIGITAL PCS                                             Pacific Telesis Group                  REGISTERED
QUICKLINK                                                    COMCAST                                REGISTERED
REINVENTING THE WAY YOUR COMPANY TALKS BUSINESS              COMCAST                                REGISTERED
ROAD ROAMER CELLULAR NETWORK                                 SBMS                                   REGISTERED
ROADSIDE ONE                                                 SBMS                                   REGISTERED
SAFETYONE                                                    SBMS                                   REGISTERED
SMART CHOICE                                                 SBMS                                   REGISTERED
SMARTONE                                                     SBMS                                   REGISTERED
SNET PERSONAL PHONE SERVICE                                  SNET                                   REGISTERED
SO CLEAR                                                     AMERITECH                              REGISTERED
SOUTHWESTERN BELL WIRELESS GO-KIT                            SBC COMMUNICATIONS INC.                PENDING
SOUTHWESTERN BELL WIRELESS REWARDS                           SBMS                                   PENDING

                               WIRELESS TRADEMARKS
                                January 15, 2002

---------------------------------------------------------------------------------------------------------------
                    MARK                                                OWNER                        STATUS
---------------------------------------------------------------------------------------------------------------
REWARDS
START TALKIN'                                                SBMS                                   REGISTERED
SUPERLINK                                                    AMERITECH                              REGISTERED
TAKE 5IVE GUARANTEE                                          COMCAST                                PENDING
TAKE FIVE GUARANTEE                                          COMCAST                                PENDING
TALK ACROSS TEXAS                                            SBC COMMUNICATIONS INC.                PENDING
TALK ACROSS THE NATION                                       SBC COMMUNICATIONS INC                 PENDING
TATTLE TO A TECH                                             SBMS                                   REGISTERED
TEXAS PASSPORT                                               SBMS                                   PENDING
THE BEST INTERNET SERVICE FOR THE STATE YOU'RE IN            SNET                                   PENDING
THE ONE CLUB                                                 SBMS                                   PENDING
THE STORE WITH A FAMILIAR RING TO IT                         SBMS                                   REGISTERED
TL                                                           SBMS                                   REGISTERED
TOLL-FREEDOM                                                 SWB TELECOMMUNICATIONS                 REGISTERED
TRIP                                                         SBMS                                   REGISTERED
TRAVEL                                                       SBMS                                   REGISTERED
USA PASSPORT                                                 SBMS                                   PENDING
VOICE CONNECT                                                COMCAST                                REGISTERED
WEEKENDER CHOICE                                             SBMS                                   REGISTERED
WIRELESS FIELD MERCHANT                                      AMERITECH                              REGISTERED
WIRELESS FIELD MESSENGER                                     AMERITECH                              REGISTERED
WIRELESS FIELD PARTNER                                       AMERITECH                              REGISTERED
YOU TALK, WE LISTEN                                          SNET                                   REGISTERED
YOUR GREAT BIG, IDEA-GENERATING FRIEND                       SBC COMMUNICATIONS INC.                PENDING
YOUR HOW,-TO HANDS-ON, PROBLEM SOLVING FRIEND                SBC COMMUNICATIONS INC.                PENDING
YOUR IN-THE-KNOW ONLINE FRIEND                               SBC COMMUNICATIONS INC.                PENDING
YOUR RATE                                                    SBMS                                   PENDING

                                   EXHIBIT C

                                                                        4-Apr-00

NEWCO PRO FORMA BUSINESS PLAN

                                                                       $Millions
EQUITY REVENUE CONTRIBUTION TO NEWCO
                                           2000           2001            2002
                                         --------       --------        --------

         BellSouth                        3,333           4,097           4,540
         Mobile Data                        140             245             377
                                          3,473           4,342           4,917
         SBC                              6,361           6,658           7,289
         JV Total                         9,834          11,000          12,206

EQUITY EBITDA CONTRIBUTION TO NEWCO WITHOUT PARENT CORP. ALLOCATIONS

         BellSouth                        1,378           1,629           1,859
         Mobile Data                        -27              34             123
         SBC                              2,203           2,485           2,850
         JV Total                         3,554           4,149           4,832

EQUITY DEPRECIATION CONTRIBUTION TO NEWCO

         BellSouth w/MD                     620             616             652
         SBC                                685             566             626
         JV Total                         1,305           1,182           1,278

EQUITY AMORTIZATION CONTRIBUTION TO NEWCO

         BellSouth w/MD                     108             149             144
         SBC                                216             322             300
         JV Total                           325             471             445

EQUITY EBIT CONTRIBUTION TO NEWCO BEFORE ASSIMILATION COSTS AND SYNERGIES

         BellSouth                          623             899           1,186
         SBC                              1,302           1,598           1,924
         JV Total                         1,924           2,496           3,110

100% ESTIMATED ASSIMILATION COSTS AND SYNERGIES

         Hqs Expense                         50              95              99
         Assimilation                         0             377             153
         Addnl 1% rev                       -98            -110            -122
         Cost Synergies                       0            -128            -180
         Net                                -48             234             -50
         90% equity                         -44             211             -45
          (proportionate)
Pretax Unlevered Net Income               1,968           2,286           3,154
Interest Expense                            570             570             448
  on total debt of $8 Billion@ 7.75%
Newco Net Income (pre tax)                1,398           1,716           2,707

-------------------------------------------------------------------------------
CAPEX
         SBC                              1,137             793             805
         BLS w/Mobile Dat                   692             578             640
         Total                            1,829           1,371           1,445
Cash Synergies (5%)                          91              69              72
        Net Capex                         1,738           1,302           1,373

                                 SCHEDULE 8.1(A)


                                                     Capital
      Member              Percentage Interest      Contributions        LLC Units
      ------              -------------------      -------------        ---------
SBC                                 0%                                            0
SBC Holdings               59.9999999500000%                          1,200,000,005
                                                                      -------------
BellSouth                           0%                                            0
BellSouth Mobile Data       0.8699999956500%                             17,400,000
BSCC of Houston             0.4051819479741%                              8,103,639
ACCC                        1.5948180420259%                             31,896,361
BellSouth Cellular         36.2499999687500%                            725,000,003
RAM                         0.8799999956000%                             17,600,000
                                                                      -------------
Manager                     0.0000001000000%                                      2
                                                                      -------------
TOTAL                     100.0000000000000%                          2,000,000,010
                                                                      -------------

                                  SCHEDULE 11.4

                       LIMITED LIABILITY COMPANY AGREEMENT

                                  BY AND AMONG

                            SBC COMMUNICATIONS INC.,

                              BELLSOUTH CORPORATION

                                       AND

                             ALLOY MANAGEMENT CORP.


                                  SCHEDULE 11.4
                               SPECIFIED AUCTIONS

Subject to the provisions of Section 11.4 of the Limited Liability Company Agreement, Newco will participate in the following Auctions:

- FCC Auction No. 31, in which the FCC will auction certain licenses in the 700 MHz band, for which procedures were established in Auction of Licenses in the 747-762 and 777-792 MHz Bands, Public Notice, DA 00-292, 2000 WL 197587 (rel. Feb. 18, 2000). FCC Auction No. 31 is
         scheduled to begin on May 10, 2000.

- FCC Auction No. 35, in which the FCC will auction certain C and F blocks broadband PCS licenses, subject to the grant of any necessary eligibility waivers by the FCC. The FCC announced Auction No. 35 in Auction of C and F Block Broadband PCS Licenses, Public Notice, DA 00-49, 2000 WL 16440 (rel. Jan 12, 2000). FCC Auction No. 35 is
         scheduled to begin on July 26, 2000.

- In addition, there are several wireless auctions that the Commission intends to hold at some future date, but for which starting dates have not yet been scheduled. The parties will consider participating in the following:

-        SMR 800 MHz.

-        24 GHz.

-        4.9 GHz.

-        Paging lower band.

-        218-219 MHz.

-        Wireless Business Acquisitions which SBC may make:

- Richmond, VA PCS to be acquired from PrimeCo PCS, (Purchase price not to exceed $525 million)

- West Texas RSAs to be acquired from ENMR Plateau Wireless (Purchase price not to exceed $29 million)

-        Austin, TX MSA

-        Wireless Business Acquisitions which BellSouth may make:

-        Buyout of minority partners in the BellSouth Carolinas PCS, L.P.

                                 AMENDMENT No. 1

                                       To

                       LIMITED LIABILITY COMPANY AGREEMENT

                            OF CINGULAR WIRELESS LLC

                                  by and among

                            SBC COMMUNICATIONS INC.,
                            SBC ALLOY HOLDINGS, INC.,
                             BELLSOUTH CORPORATION,
                          BELLSOUTH MOBILE DATA, INC.,
                              BSCC OF HOUSTON, LLC,
                           ACCC OF LOS ANGELES, INC.,
                            AB CELLULAR HOLDING, LLC,
               WIRELESS TELECOMMUNICATIONS INVESTMENT COMPANY LLC,
                            BELLSOUTH CELLULAR CORP.,
                          RAM BROADCASTING CORPORATION

                                       and

                       CINGULAR WIRELESS MANAGEMENT CORP.

                           Dated as of January 1, 2001

                                 AMENDMENT No. 1

                       LIMITED LIABILITY COMPANY AGREEMENT
                            OF CINGULAR WIRELESS LLC


         AMENDMENT NO. 1 TO LIMITED LIABILITY COMPANY AGREEMENT OF CINGULAR WIRELESS LLC (hereinafter called this "Amendment"), dated as of January 1, 2001 by and among SBC Communications Inc., a Delaware corporation ("SBC"), SBC Alloy Holdings, Inc., a Delaware corporation ("SBC Holdings"), BellSouth Corporation, a Georgia corporation ("BellSouth"), BellSouth Mobile Data, Inc., a Georgia corporation ("BellSouth Mobile Data"), BSCC of Houston, LLC, a Delaware limited liability company ("BSCC of Houston"), ACCC of Los Angeles, Inc., a California corporation ("ACCC"), AB Cellular Holding, LLC, a Delaware limited liability company ("ABC"), Wireless Telecommunications Investment Company LLC, a Delaware limited liability company ("Wireless Investco"), BellSouth Cellular Corp., a Georgia corporation ("BellSouth Cellular"), RAM Broadcasting Corporation, a New York corporation ("RAM"), and Cingular Wireless Management Corp., a Delaware corporation ("Manager").

                                    RECITALS

         WHEREAS, SBC, SBC Holdings, BellSouth, BellSouth Mobile Data, BSCC of Houston; ACCC, BellSouth Cellular, RAM and Manager are parties to the Limited Liability Company Agreement of Cingular Wireless LLC dated as of October 2, 2000 ("Agreement");

         WHEREAS, BSCC of Houston and ACCC transferred all of their interests in Cingular Wireless LLC to ABC and Wireless Investco pursuant to Section 4.1(a) of the Agreement;

          WHEREAS, ABC and Wireless Investco desire to become parties to the Agreement in accordance with the terms of the Agreement.

          NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein and in the Agreement, the parties hereto agree as follows:


                                    Article 1
                               Effect of Amendment

         1.1. Amendments. Upon the execution of this Amendment, the Agreement shall be deemed to be amended to take account of the amendments set forth in Article II hereof.

                                    Article 2
                           Amendment to the Agreement

         2.1 Addition of Members. The Agreement is hereby amended to add ABC and Wireless Investco as Members and delete BSCC of Houston and ACCC as Members.

         2.2 Schedule 8.1(a). Schedule 8.1(a) to the Agreement is hereby amended to delete BSCC of Houston and ACCC and their respective Percentage Interest, Capital Contributions and LLC Units from Schedule 8.1(a) and add the following:

     "Member                   Percentage Interest         Capital Contributions         LLC Units
      ------                   -------------------         ---------------------         ---------
     ABC                      1.0403534447982%                                            20,807,069
     Wireless Investco         .9596465452018%                                            19,192,931"

                                    Article 3
                                   Agreements

         3.1 Performance Guaranty. BellSouth hereby guarantees the performance of all obligations of each of ABC and Wireless Investco under the Agreement.

         3.2 No Termination. Each of ABC and Wireless Investco hereby represent and warrant that the transfer has not resulted in, and will not result in a termination of the Company for United States Federal Income Tax purposes.

         3.3 Covenants. Each of ABC and Wireless Investco covenants and agrees that, (a) for so long as it Beneficially Owns Securities, it shall continue to be a wholly owned Subsidiary of BellSouth, unless the only Securities owned thereby are Public Common Stock and (b) it shall be bound by the obligations of BellSouth under the Agreement.

                                    Article 4
                   Representations and Warranties of BellSouth

         4.1 Wholly Owned Subsidiaries. BellSouth hereby represents and warrants that each of ABC and Wireless Investco is a wholly owned Subsidiary of BellSouth.

         4.2 Transfer of LLC Units. BellSouth hereby represents and warrants that each of BSCC of Houston and ACCC has transferred all of its LLC Units to ABC and Wireless Investco, respectively.

                                    Article 5
                      Agreement of BSCC of Houston and ACCC

         5.1 Each of BSCC of Houston and ACCC hereby covenants and agrees that it is no longer a Member.

                                    Article 6
                                  Miscellaneous

         6.1 References to Agreement. Following the execution of this Amendment all references in the Agreement to the "Agreement" shall be deemed to be references to the Agreement as amended by this Amendment.

         6.2 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

         6.3 Section Headings; Capitalized Terms. The section and paragraph headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

         6.4 Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to the choice of law principles thereof.

         6.5 No Further Amendments. Except as expressly provided in this Amendment, the Agreement shall not be amended or deemed to be amended in any respect.

         6.6 Release of Liability. Each of BSCC of Houston and ACCC is hereby released from its duties and obligations under the Agreement and is no longer liable under the Agreement except for any breaches under the Agreement while it was a Member; provided that the foregoing shall not affect any liability of BellSouth.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first above written.

                                SBC COMMUNICATIONS INC.


                                By /s/ Donald E. Kiernan
                                  ---------------------------------------------
                                    Name:    Donald E. Kiernan
                                    Title:   Sr. Exec. Vice President & CFO


                                SBC ALLOY HOLDINGS, INC.


                                By /s/ Donald E. Kiernan
                                  ---------------------------------------------
                                    Name:    Donald E. Kiernan
                                    Title:   Chief Financial Officer


                                BELLSOUTH CORPORATION


                                By /s/ Ronald M. Dykes
                                  ---------------------------------------------
                                    Name:    Ronald M. Dykes
                                    Title:   Chief Financial Officer


                                BELLSOUTH MOBILE DATA, INC.


                                By /s/ Charles P. Featherstun
                                  ---------------------------------------------
                                    Name:    Charles P. Featherstun
                                    Title:   Vice President - Regulatory


                                AB CELLULAR HOLDING, LLC


                                By /s/ Kelly M. Romich
                                  ---------------------------------------------
                                    Name:    Kelly M. Romich
                                    Title:   Manager

                                WIRELESS TELECOMMUNICATIONS INVESTMENT COMPANY
                                LLC


                                By /S/ Kelly M. Romich
                                  ---------------------------------------------
                                Name:  Kelly M. Romich
                                Title: Manager


                                BELLSOUTH CELLULAR CORP.


                                By /s/ Charles P. Featherstun
                                  ---------------------------------------------
                                    Name:    Charles P. Featherstun
                                    Title:   Vice President - Regulatory


                                RAM BROADCASTING CORPORATION


                                By /s/ Charles P. Featherstun
                                  ---------------------------------------------
                                    Name:    Charles P. Featherstun
                                    Title:   Vice President - Regulatory



                                CINGULAR WIRELESS MANAGEMENT CORP.


                                By /s/ Kathleen L. Dowling
                                  ---------------------------------------------
                                    Name:    Kathleen L. Dowling
                                    Title:   Executive Vice President -
                                             Merger Integration


                                BSCC OF HOUSTON LLC


                                By /s/ Charles P. Featherstun
                                  ---------------------------------------------
                                    Name:    Charles P. Featherstun
                                    Title:   Vice President - Regulatory


                                ACCC OF LOS ANGELES, INC.


                                By /s/ Charles P. Featherstun
                                  ---------------------------------------------
                                    Name:    Charles P. Featherstun
                                    Title:   Vice President - Regulatory

                                 AMENDMENT No. 2

                                       To

                       LIMITED LIABILITY COMPANY AGREEMENT

                            OF CINGULAR WIRELESS LLC

                                  by and among

                            SBC COMMUNICATIONS INC.,
                            SBC ALLOY HOLDINGS, INC.,
                             BELLSOUTH CORPORATION,
                          BELLSOUTH MOBILE DATA, INC.,
                            AB CELLULAR HOLDING, LLC,
               WIRELESS TELECOMMUNICATIONS INVESTMENT COMPANY LLC,
                            BELLSOUTH CELLULAR CORP.,
                          RAM BROADCASTING CORPORATION

                                       and

                       CINGULAR WIRELESS MANAGEMENT CORP.

                            Dated as of April 3, 2001

                                 AMENDMENT No. 2

                                       To

                       LIMITED LIABILITY COMPANY AGREEMENT
                            OF CINGULAR WIRELESS LLC

         AMENDMENT NO. 2 TO LIMITED LIABILITY COMPANY AGREEMENT OF CINGULAR WIRELESS LLC (hereinafter called this "Amendment"), dated as of April 3, 2001 by and among SBC Communications Inc., a Delaware corporation ("SBC"), SBC Alloy Holdings, Inc., a Delaware corporation ("SBC Holdings"), BellSouth Corporation, a Georgia corporation ("BellSouth"), BellSouth Mobile Data, Inc., a Georgia corporation ("BellSouth Mobile Data"), AB Cellular Holding, LLC, a Delaware limited liability company ("ABC"), Wireless Telecommunications Investment Company LLC, a Delaware limited liability company ("Wireless Investco"), BellSouth Cellular Corp., a Georgia corporation ("BellSouth Cellular"), RAM Broadcasting Corporation, a New York corporation ("RAM"), and Cingular Wireless Management Corp., a Delaware corporation ("Manager").

                                    RECITALS

         WHEREAS, SBC, SBC Holdings, BellSouth, BellSouth Mobile Data, BellSouth Cellular, RAM, ABC, Wireless Investco and Manager are parties to the Limited Liability Company Agreement of Cingular Wireless LLC dated as of October 2, 2000, as amended effective January 1, 2001 ("Agreement");

         WHEREAS, SBC, SBC Holdings, BellSouth, BellSouth Mobile Data, BellSouth Cellular, RAM, ABC, Wireless Investco and Manager desire to make certain amendments to the Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein and in the Agreement, the parties hereto agree as follows:

                                    Article I
                               Effect of Amendment

         1.1 Amendments. Upon the execution of this Amendment, the Agreement shall be deemed to be amended to take account of the amendments set forth in Article II hereof.

                                   Article II
                           Amendment to the Agreement

         2.1 Section 9.l(d)(i) is hereby amended by adding the following sentence after the second sentence thereof:

                  "Notwithstanding the prior sentence, (i) depreciation equal to the Built-In Gain with respect to the assets of SBC Citation VII TransCo, LLC shall be allocated under Treasury Regulation
                  Section 1.704-3(d), using the remedial method and treating such Built-In Gain as 5-year property subject to depreciation under Code Section 168(b)(1), and (ii) other depreciation with respect to such assets shall be allocated pro rata among the Members in accordance with their Percentage Interests."

         2.2 Section 10.1(c) is hereby amended so that, as amended, Section 10.1(c) reads as follows:

                  "(c)(i) Newco shall make distributions at least two (2) Business Days prior to each date on which corporate federal estimated income tax payments are due. The amount of each distribution shall be equal to (A) the greatest of each Member's Taxes as a result of the operations of Newco (calculated using the highest corporate marginal tax rate for Newco as if Newco were a corporation for U.S. federal, state, and local income tax purposes) due for the fiscal quarter for which estimated income tax payments are due, divided by (B) such Member's Percentage Interest.

                  (ii) The distribution to be made with respect to the corporate federal estimated income tax payment due on September 15 of a year shall be increased or decreased by the amount by which
                  (A) the amount of the distribution made pursuant to (iii), below, for the prior Fiscal Year, was less than or exceeded, respectively, (B) the amount that would have been distributed had the Members' Taxes resulting from the operations of Newco (calculated using the highest corporate marginal tax rate for Newco as if Newco were a corporation for U.S. federal, state, and local income tax purposes) been calculated using the results reported in Newco's final Form K-1 for such Fiscal Year.

                  (iii) Newco shall make a distribution within fifteen (15) Business Days after the end of the Fiscal Year if the amounts so distributed pursuant to (i), above, during the preceding Fiscal Year (not taking into account, for this purpose, any adjustment made pursuant to (ii), above) are not in the aggregate greater than the greater of (A) fifty percent of the Distributable Cash and (B) the greatest of (x) each Member's Taxes (calculated using the highest corporate marginal tax rate for Newco as if Newco were a corporation for U.S. federal, state, and local income tax purposes) as a result of the operations of Newco due for the preceding Fiscal Year, divided by (y) such Member's Percentage Interest, in the amount by which the greater of (A) and (B) exceeds the aggregate amount distributed pursuant to clause (i) during the preceding Fiscal Year (not taking into account, for this purpose, any adjustment made pursuant to (ii), above)."

                  (iv) For the avoidance of doubt, all distributions made under this section 10.1(c) shall be made in accordance with each Member's Percentage Interest.

                                   Article III
                                  Miscellaneous

         3.1 References to Agreement. Following the execution of this Amendment all references in the Agreement to the "Agreement" shall be deemed to be references to the Agreement as amended by this Amendment.

         3.2 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

         3.3 Section Headings; Capitalized Terms. The section and paragraph headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment. Capitalized Terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

         3.4 Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to the choice of law principles thereof.

         3.5 No Further Amendments. Except as expressly provided in this Amendment, the Agreement shall not be amended or deemed to be amended in any respect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first above written.

                               SBC COMMUNICATIONS INC.


                               By: /s/ Donald E. Kiernan
                                  ---------------------------------------------
                                   Name:    Donald E. Kiernan
                                   Title:   Sr. Exec. Vice President & CFO


                               SBC ALLOY HOLDINGS, INC.


                               By: /s/ Donald E. Kiernan
                                  ---------------------------------------------
                                   Name:    Donald E. Kiernan
                                   Title:   Chief Financial Officer


                               BELLSOUTH CORPORATION


                               By: /s/ Ronald M. Dykes
                                  ---------------------------------------------
                                   Name:    Ronald M. Dykes
                                   Title:   Chief Financial Officer


                               BELLSOUTH MOBILE DATA, INC.


                               By: /s/ Charles P. Featherstun
                                  ---------------------------------------------
                                   Name:    Charles P. Featherstun
                                   Title:   Vice President - Regulatory


                               AB CELLULAR HOLDING, LLC


                               By: /s/ Kelly M. Romich
                                  ---------------------------------------------
                                   Name:    Kelly M. Romich
                                   Title:   Manager

                               WIRELESS TELECOMMUNICATIONS
                               INVESTMENT COMPANY LLC


                               By: /s/ Kelly M. Romich
                                  ---------------------------------------------
                               Name:  Kelly M. Romich
                               Title: Manager


                               BELLSOUTH CELLULAR CORP.


                               By: /s/ Charles P. Featherstun
                                  ---------------------------------------------
                                   Name:    Charles P. Featherstun
                                   Title:   Vice President - Regulatory


                               RAM BROADCASTING CORPORATION


                               By: /s/ Charles P. Featherstun
                                  ---------------------------------------------
                                   Name:    Charles P. Featherstun
                                   Title:   Vice President - Regulatory


                               CINGULAR WIRELESS MANAGEMENT CORP.


                               By: /s/ Kathleen L. Dowling
                                  ---------------------------------------------
                                   Name:    Kathleen L. Dowling
                                   Title:   Executive Vice President - Merger
                                            Integration

                                 AMENDMENT No. 3

                                       To

                       LIMITED LIABILITY COMPANY AGREEMENT

                            OF CINGULAR WIRELESS LLC

                                  by and among

                            SBC COMMUNICATIONS INC.,
                            SBC ALLOY HOLDINGS, INC.,
                             BELLSOUTH CORPORATION,
                          BELLSOUTH MOBILE DATA, INC.,
                            AB CELLULAR HOLDING, LLC,
              WIRELESS TELECOMMUNICATIONS INVESTMENT COMPANY, LLC,
                            BELLSOUTH CELLULAR CORP.,
                          RAM BROADCASTING CORPORATION

                                       and

                       CINGULAR WIRELESS MANAGEMENT CORP.

                            Dated as of April 3, 2001

                                 AMENDMENT No. 3

                       LIMITED LIABILITY COMPANY AGREEMENT
                            OF CINGULAR WIRELESS LLC

         AMENDMENT NO. 3 TO LIMITED LIABILITY COMPANY AGREEMENT OF CINGULAR WIRELESS LLC (hereinafter called this "Amendment"), dated as of April 3, 2001 by and among SBC Communications Inc., a Delaware corporation ("SBC"), SBC Alloy Holdings, Inc., a Delaware corporation ("SBC Holdings"), BellSouth Corporation, a Georgia corporation ("BellSouth"), BellSouth Mobile Data, Inc., a Georgia corporation ("BellSouth Mobile Data"), AB Cellular Holding, LLC, a Delaware limited liability company ("ABC"), Wireless Telecommunications Investment Company, LLC, a Delaware limited liability company ("Wireless Investco"), BellSouth Cellular Corp., a Georgia corporation ("BellSouth Cellular"), RAM Broadcasting Corporation, a New York corporation ("RAM"), and Cingular Wireless Management Corp., a Delaware corporation ("Manager").


                                    RECITALS

         WHEREAS, SBC, SBC Holdings, BellSouth, BellSouth Mobile Data, ABC, Wireless Investco, BellSouth Cellular, RAM and Manager are parties to the Limited Liability Company Agreement of Cingular Wireless LLC dated as of October 2, 2000 as amended ("Agreement");

         WHEREAS, SBC, SBC Holdings, BellSouth, BellSouth Mobile Data, ABC, Wireless Investco, BellSouth Cellular, Ram and Manager desire to make certain amendments to the Agreement;

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein and in the Agreement, the parties hereto agree as follows:

                                    Article I
                               Effect of Amendment

         1.1. Amendments. Upon the execution of this Amendment, the Agreement shall be deemed to be amended to take account of the amendments set forth in Article II hereof.

                                   Article II
                           Amendments to the Agreement

         2.1 Section 1.1(a) is hereby amended to add the following paragraph to Section 1.1(a) following the definition of "ROFR Termination Date":

                  ""Salmon LLC" shall mean Salmon PCS LLC, a Delaware limited liability company."

         2.2 Section 12.1(b) is hereby amended so that, as amended, Section 12.1(b) reads as follows:

                  "Except as otherwise expressly provided herein, in the Ancillary Agreements, and except for the ownership and management of the Additional Subsidiaries and the properties referred to in Section 4.25 of the Contribution Agreement, each Initial Member (and its Subsidiaries) shall directly or indirectly own or operate Wireless Businesses and market and sell Wireless Services only through Manager, Newco and their respective Subsidiaries; provided that the foregoing exclusivity shall not prohibit SBC or BellSouth or any of their respective Subsidiaries from (i) marketing and selling Wireless Services and issuing bills to and collecting payments from Joint Billing Customers as of the Closing Date, (ii) entering into arrangements with competitive providers of Wireless Services pursuant to which such competitive provider markets its products or services in conjunction with the products or services of such Initial Member or its Subsidiaries, (iii) marketing and selling fixed wireless voice and data products, or (iv) marketing and selling Wireless Services in geographic areas designated by the FCC in which Newco or its Subsidiaries (including for the purposes of this Section 12.1(b)(iv), Salmon LLC) are not providing Wireless Services pursuant to licenses issued to them by the FCC."

         2.3      Section 12.2 is hereby amended so that, as amended, Section
12.2 reads as follows:

                  "Network Preferences. Newco and its Subsidiaries shall exclusively utilize Network Services offered by Controlled Subsidiaries of such Initial Member within the Service Territory of such Initial Member unless the Manager determines that the terms of use of such Initial Member Network Services in a particular instance would materially disadvantage Newco as compared to the terms available from a Third Party, taking into account price, service quality and reliability; provided that this exclusivity shall not limit the right of Newco to construct or acquire for its own account individual Network Services components used exclusively in all material respects by Newco such as fixed microwave transmission equipment."

         2.4      Section 12.3 is hereby amended so that, as amended, Section
12.3 reads as follows:

                  "Volume Discounts. Each of SBC and BellSouth shall use its reasonable best efforts to make available to Newco and its Subsidiaries (including for the purposes of this Section 12.3 Salmon LLC) the benefits of its agreements with vendors on terms no less favorable than those generally available to it or its Affiliates. Newco shall use its reasonable best efforts to make available to SBC and BellSouth and their respective Subsidiaries the benefits of its agreements with vendors on terms no less favorable than those generally available to Newco or its Affiliates."

                                   Article III
                                  Miscellaneous

         3.1 References to Agreement. Following the execution of this Amendment all references in the Agreement to the "Agreement" shall be deemed to be references to the Agreement as amended by this Amendment.

         3.2 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

         3.3 Section Headings; Capitalized Terms. The section and paragraph headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment. Capitalized Terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

         3.4 Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to the choice of law principles thereof.

         3.5 No Further Amendments. Except as expressly provided in this Amendment, the Agreement shall not be amended or deemed to be amended in any respect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first above written.

                                SBC COMMUNICATIONS INC.


                                By: /s/ Donald E. Kiernan
                                   ---------------------------------------------
                                    Name:    Donald E. Kiernan
                                    Title:   Sr. Exec. Vice President & CFO


                                SBC ALLOY HOLDINGS, INC.


                                By: /s/ Donald E. Kiernan
                                   ---------------------------------------------
                                    Name:    Donald E. Kiernan
                                    Title:   Chief Financial Officer


                                BELLSOUTH CORPORATION


                                By: /s/ Ronald M. Dykes
                                   ---------------------------------------------
                                    Name:    Ronald M. Dykes
                                    Title:   Chief Financial Officer


                                BELLSOUTH MOBILE DATA, INC.


                                By: /s/ Charles P. Featherstun
                                   ---------------------------------------------
                                    Name:    Charles P. Featherstun
                                    Title:   Vice President - Regulatory


                                AB CELLULAR HOLDING, LLC


                                By: /s/ Kelly M. Romich
                                   ---------------------------------------------
                                    Name:    Kelly M. Romich
                                    Title:   Manager

                                WIRELESS TELECOMMUNICATIONS
                                INVESTMENT COMPANY, LLC


                                By: /s/ Kelly M. Romich
                                   ---------------------------------------------
                                    Name:  Kelly M. Romich
                                    Title: Manager


                                BELLSOUTH CELLULAR CORP.


                                By: /s/ Charles P. Featherstun
                                   ---------------------------------------------
                                    Name:    Charles P. Featherstun
                                    Title:   Vice President - Regulatory


                                RAM BROADCASTING CORPORATION


                                By: /s/ Charles P. Featherstun
                                   ---------------------------------------------
                                    Name:    Charles P. Featherstun
                                    Title:   Vice President - Regulatory


                                CINGULAR WIRELESS MANAGEMENT CORP.


                                By: /s/ Kathleen L. Dowling
                                   ---------------------------------------------
                                    Name:    Kathleen L. Dowling
                                    Title:   Executive Vice President - Merger
                                             Integration